                                                                     Exhibit 4.1

CLIFFORD                                                     CLIFFORD CHANCE LLP
CHANCE
                                                                  CONFORMED COPY

                               (1) BMB MUNAI, INC.

                   (2) BNY CORPORATE TRUSTEE SERVICES LIMITED
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                                   TRUST DEED
                                   RELATING TO
                    U.S.$60,000,000 5.0 PER CENT. CONVERTIBLE
                                 NOTES DUE 2012
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                                    CONTENTS

CLAUSE                                                                   PAGE

        1.  Definitions And Interpretation                                  1
        2.  Covenant To Repay                                               6
        3.  The Notes                                                       7
        4.  Covenant To Comply With Trust Deed And Schedules                8
        5.  Covenants By The Issuer                                         8
        6.  Amendments And Substitution                                    12
        7.  Enforcement                                                    15
        8.  Application Of Moneys                                          16
        9.  Terms Of Appointment                                           17
       10.  Costs And Expenses                                             23
       11.  Appointment And Retirement                                     26
       12.  Notices                                                        28
       13.  Law And Jurisdiction                                           28
       14.  Severability                                                   29
       15.  Contracts (Rights Of Third Parties) Act 1999                   30
       16.  Counterparts                                                   30

SCHEDULE 1 Form Of Note Certificate                                        31
            Part A          Terms And Conditions Of The Notes              37

SCHEDULE 2 Provisions For Meetings Of Noteholders                          38

THIS TRUST DEED is made on 13 July 2007

BETWEEN:

(1)     BMB MUNAI, INC. (the "Issuer"); and

(2)     BNY CORPORATE TRUSTEE SERVICES LIMITED (the "Trustee", which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)     The Issuer has authorised the creation and issue of U.S.$60,000,000 in aggregate principal amount of 5.0 per cent. Convertible Notes due 2012 convertible into common shares, currently of U.S.$0.001 par value each, in the share capital of the Issuer (the "Shares") to be constituted in relation to this Trust Deed.

(B)     The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

        In this Trust Deed the following expressions have the following meanings:

        "Agents" means the Principal Paying and Conversion Agent, the other
        Paying and Conversion Agents, the Registrar, the Transfer Agents, or any
        of them;

        "American Stock Exchange" means the American Stock Exchange LLC;

        "Authorised Signatory" means any director notified to the Trustee by any director as being an Authorised Signatory pursuant to Clause 5.17
        (Authorised Signatories);

        "Conditions" means the terms and conditions to be endorsed on the Note
        Certificates, in the form or substantially in the form set out in Part B of Schedule 1 and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes accordingly;

        "Event of Default" means any one of the circumstances described in
        Condition 11;

        "Extraordinary Resolution" has the meaning set out in Schedule 2;

        "Liabilities" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever
        (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

                                      -1-

        "Material Subsidiary" means any Subsidiary of the Issuer:

        (a)     whose total assets at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent, of the consolidated total assets of the Issuer; or

        (b)     whose revenues at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent, of the consolidated total revenues of the Issuer,

        provided that in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until audited consolidated financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the
        Issuer adjusted in such manner as the Issuer shall consider appropriate to consolidate the latest audited accounts of such Subsidiary in such accounts; and a certificate signed by two directors of the Issuer that in their opinion a Subsidiary of the Issuer is or is not or was or was
        not at any time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

        "Note Certificate" means any Note Certificate representing a
        Noteholder's entire holding of Notes, in or substantially in the form set out in Schedule 1 and includes any replacement Note Certificate issued pursuant to Condition 40 (Replacement of Note Certificates);

        "Noteholder" and (in relation to a Note) "Holder" means a person in whose name a Note is registered in the register of Noteholders;

        "Notes" means the notes in the denomination of U.S.$100,000 in registered form, each comprising the U.S.$60,000,000 5.0 per cent.
        Convertible Notes due 2012 constituted in relation to this Trust Deed, to be represented by a Note Certificate or Note Certificates, and for
        the time being outstanding or, as the case may be, a specific number thereof;

        "outstanding" means, in relation to the Notes, all the Notes other than:

        (a)     those which have been redeemed in accordance with this Trust
                Deed;

        (b)     those in respect of which Conversion Rights have been exercised and the obligations of the Issuer in relation thereto duly performed;

        (c)     those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying and Conversion Agent in the manner

                                      -2-

                provided for in the Paying and Conversion Agency Agreement (and,
                where appropriate, notice to that effect has been given to the
                Noteholders in accordance with Condition 44(Notices)) and remain available for payment in accordance with the Conditions;

        (d)     those which have been purchased and surrendered for cancellation as provided in Condition 8(h) (Cancellation) and notice of the cancellation of which has been given to the Trustee;

        (e)     those which have become void under Condition 39 (Prescription);

        provided that for each of the following purposes, namely:

        (i)     the right to attend and vote at any meeting of Noteholders;

        (ii)    the determination of how many and which Notes are for the time being outstanding for the purposes of Clauses 7.1 (Legal
                Proceedings) and 6.1 (Waiver), Condition 6(a) (Negative Pledge),
                Condition 8(b) (Redemption at the option of the Noteholders),
                Condition 8(d) (Redemption at the option of the Issuer),
                Condition 8(e) (Redemption at the option of Noteholders
                following a change of control), Condition 11 (Events of
                Defaults), Conditions 42 (Meetings of Noteholders; Modification
                and Waiver) and Condition 43 (Enforcement) and Schedule 2 of
                this Trust Deed; and

        (iii)   any discretion, power or authority, whether contained in this
                Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them;

        those Notes (if any) which are for the time being held by any person
        (including but not limited to the Issuer or any Subsidiary) for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

        "Paying and Conversion Agency Agreement" means the agreement appointing the initial Agents and any other agreement for the time being in force appointing Successor agents, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

        "Paying and Conversion Agents" means the several institutions
        (including, where the context permits, the Principal Paying and
        Conversion Agent) at their respective Specified Offices initially appointed pursuant to the Paying and Conversion Agency Agreement and/or,
        if applicable, any Successor paying and Conversion agents, at their respective Specified Offices;

        "Potential Event of Default" means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 11
        (Events of Default) become an Event of Default;

                                      -3-

        "Principal Paying and Conversion Agent" means the institution at its
        Specified Office initially appointed as principal paying and conversion agent pursuant to the Paying and Conversion Agency Agreement or, if
        applicable, any Successor principal paying and conversion agent at its
        Specified Office;

        "Register" means the register maintained by the Registrar at its
        Specified Office;

        "Registrar" means the institution at its Specified Office initially appointed as registrar pursuant to the Paying and Conversion Agency
        Agreement or, if applicable, any Successor registrar at its Specified
        Office;

        "Repay" shall include "redeem" and vice versa and "repaid", "repayable",
        "repayment", "redeemed", "redeemable" and "redemption" shall be construed accordingly;

        "Securities Act" means the United States Securities Act of 1933, as amended;

        "Specified Office" means, in relation to any Agent, either the office identified with its name in the Conditions or any other office notified to any relevant parties pursuant to the Paying and Conversion Agency
        Agreement;

        "Successor" means, in relation to the Agents, such other or further person, as may from time to time be appointed pursuant to the Paying and
        Conversion Agency Agreement as an Agent;

        "this Trust Deed" means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and
        (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

        "Transfer Agent" means the several institutions at their respective
        Specified Offices initially appointed pursuant to the Paying and
        Conversion Agency Agreement and/or, if applicable, any successor transfer agents at their respective Specified Offices;

        "Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and

        "Written Resolution" means a resolution in writing signed by or on behalf of all Holders of Notes for the time being outstanding, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders of the Notes.

1.2     Principles of interpretation

        In this Trust Deed references to:

        1.2.1   Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or

                                      -4-

                re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or
                re-enactment;

        1.2.2   Additional amounts: principal and/or interest in respect of the
                Notes shall be deemed also to include references to any
                additional amounts which may be payable under Condition 10
                (Taxation);

        1.2.3   Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

        1.2.4   "U.S.$" and "United States dollars(s)" denote the lawful
                currency for the time being of the United States of America;

        1.2.5   Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial
                proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly
                approximate thereto;

        1.2.6   Clauses and Schedules: a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or
                sub-paragraph hereof respectively;

        1.2.7   Principal: principal shall, when applicable, include premium;

        1.2.8   Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other
                legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

        1.2.9   Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa.

1.3     The Conditions

        In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust
        Deed.

1.4     Headings

        The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5     The Schedules

        The schedules are part of this Trust Deed and shall have effect accordingly.

                                      -5-

2.      COVENANT TO REPAY

2.1     Covenant to Repay

        The Issuer covenants with the Trustee that it will, as and when the
        Notes or any of them become due to be redeemed or any principal on the
        Notes or any of them becomes due to be repaid in accordance with the
        Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in United States dollars in New York City in same day freely transferable funds the principal amount of the Notes or any of them becoming due for redemption or repayment on that date and shall
        (subject to the provisions of the Conditions) until all such payments
        (both before and after judgment or other order) are duly made unconditionally pay or procure to be paid to or to the order of the
        Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount of the Notes or any of them outstanding from time to time as set out in the Conditions provided that:

        2.1.1   every payment of principal or interest in respect of the Notes or any of them made to the Principal Paying and Conversion Agent in the manner provided in the Paying and Conversion Agency
                Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the Noteholders in accordance with the Conditions;

        2.1.2   if any payment of principal or interest in respect of the Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the Noteholders or, if earlier, the seventh day after notice has been given to the Noteholders in accordance with the
                Conditions that the full amount has been received by the
                Principal Paying and Conversion Agent or the Trustee except, in the case of payment to the Principal Paying and Conversion
                Agent, to the extent that there is failure in the subsequent payment to the Noteholders under the Conditions; and

        2.1.3   in any case where payment of the whole or any part of the
                principal amount due in respect of any Note is improperly
                withheld or refused upon due presentation (if so provided for in the Conditions) of the Note Certificate, interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the Noteholders or, if earlier, the seventh day after which notice is given to the
                Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is
                available for collection by the Noteholders provided that on further due presentation thereof (if so provided for in the
                Conditions) such payment is in fact made.

        The Trustee will hold the benefit of this covenant and the covenant in
        Clause 4 (Covenant to comply with Trust Deed and Schedules) on trust for the Noteholders.

                                      -6-

2.2     Following an Event of Default At any time after any Event of Default or
        Potential Event of Default shall have occurred, the Trustee may:

        2.2.1   by notice in writing to the Issuer, the Principal Paying and
                Conversion Agent and the other Agents require the Principal
                Paying and Conversion Agent and the other Agents or any of them:

                (a)     to act thereafter, until otherwise instructed by the
                        Trustee, as Agents of the Trustee under the provisions
                        of this Trust Deed on the terms provided in the Paying
                        and Conversion Agency Agreement (with consequential
                        amendments as necessary and save that the Trustee's
                        liability under any provisions thereof for the
                        indemnification, remuneration and payment of
                        out-of-pocket expenses of the Agents shall be limited to
                        amounts for the time being held by the Trustee on the
                        trusts of this Trust Deed in relation to the Notes on
                        the terms of this Trust Deed and available to the
                        Trustee for such purpose) and thereafter to hold all
                        Note Certificates and all sums, documents and records
                        held by them in respect of Notes on behalf of the
                        Trustee; and/or

                (b)     to deliver up all Note Certificates and all sums,
                        documents and records held by them in respect of Notes
                        to the Trustee or as the Trustee shall direct in such
                        notice provided that such notice shall be deemed not to
                        apply to any document or record which the relevant Agent
                        is obliged not to release by any law or regulation; and

        2.2.2   by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of Notes to or to the order of the Trustee and with effect from the issue of any such notice until such notice is withdrawn, proviso 2.1.1 to Clause 2.1
                (Covenant to Repay) and (so far as it concerns payments by the
                Issuer) Clause 8.4 (Payment to Noteholders) shall cease to have effect.

3.      THE NOTES

3.1     The Note Certificates

        The Notes will be represented by Note Certificates in registered form in the denomination of U.S.$100,000.

        The Note Certificates will be printed in accordance with applicable legal requirements substantially in the form set out in Schedule 1. The
        Note Certificates will be endorsed with the Conditions.

3.2     Signature

        The Note Certificates will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Principal Paying and Conversion Agent.
        The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised person even if at the time

                                      -7-

        of issue of any Note Certificates he no longer holds that office. Note
        Certificates so executed and authenticated will be binding and valid obligations of the Issuer.

3.3     Entitlement to treat Holder as owner

        The Issuer, the Trustee and any Paying and Conversion Agent may deem and treat the Holder of any Note Certificate as the absolute owner of such
        Note Certificate, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate Holder of such Note Certificate (whether or not the Note represented by such Note
        Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note Certificate) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Paying and Conversion Agents shall not be affected by any notice to the contrary. All payments made to any such
        Holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the
        Notes.

4.      COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES

        The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer and the Noteholders and all persons claiming through or under them respectively.

5.      COVENANTS BY THE ISSUER

        The Issuer hereby covenants with the Trustee that, so long as any of the
        Notes remain outstanding, it will:

5.1     Books of account

        At all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it free access to the same at all reasonable times and to discuss the same with responsible officers of the Issuer;

5.2     Event of Default

        Give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action;

5.3     Certificate of Compliance

        Provide to the Trustee within 10 days of any request by the Trustee and at the time of the despatch to the Trustee of the Issuer's Annual Report on Form 10-K filed by the Issuer pursuant to the United States
        Securities Exchange act of 1934, as amended (the "Exchange Act"), and in any event not later than 180 days after the end of its financial year, a certificate, signed by two directors of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "Certified Date") the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving

                                      -8-

        details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate
        (or, in the case of the first such certificate, since the date of this
        Trust Deed) any Event of Default or Potential Event of Default or other matter which would affect the Issuer's ability to perform its obligations under this Trust Deed or (if such is not the case)
        specifying the same;

5.4     Accounts in relation to Material Subsidiaries

        Ensure that such accounts are prepared as may be necessary to determine which subsidiaries are Material Subsidiaries and procure that two directors of the Issuer prepare and deliver to the Trustee at the time of issue of every audited consolidated balance sheet of the Issuer and at any other time upon the request of the Trustee a certificate or report specifying the Material Subsidiaries at the date of such balance sheet or request;

5.5     Certificate relating to Material Subsidiaries

        Give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any
        Subsidiary which thereby becomes a Material Subsidiary, a certificate by two directors to such effect;

5.6     Financial statements

        Produce and send to the Trustee and to the Principal Paying and
        Conversion Agent as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies of the
        Issuer's annual report on Form 10-K filed by the Issuer pursuant to the
        Exchange Act and of each of the Issuer's quarterly reports on Form 10-Q filed by the Issuer pursuant to the Exchange Act, or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or Holders of debentures or creditors (or any class of them) of the Issuer in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders at the Specified Offices of the Agents as soon as practicable thereafter;

5.7     Information

        So far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to
        Clause 5.3 (Certificate of Compliance)) for the performance of its functions;

5.8     Notes held by Issuer

        Send to the Trustee forthwith upon being so requested in writing by the
        Trustee a certificate of the Issuer (signed on its behalf by two
        Authorised Signatories) setting out the total number of Notes which at the date of such certificate are held by or for the benefit of the
        Issuer or any Subsidiary;

                                      -9-

5.9     Execution of further Documents

        So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

5.10    Notices to Noteholders

        Send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee's approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of
        Section 21 of the Financial Services and Markets Act 2000);

5.11    Notification of non-payment

        Use its best endeavours to procure that the Principal Paying and
        Conversion Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes;

5.12    Notification of late payment

        In the event of the unconditional payment to the Principal Paying and
        Conversion Agent or the Trustee of any sum due in respect of the Notes or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

5.13    Notification of redemption or repayment

        Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions and duly proceed to redeem or repay such Notes accordingly;

5.14    Tax or optional redemption

        If the Issuer gives notice to the Trustee that it intends to redeem the
        Notes pursuant to Condition 8(c) (Redemption for tax reasons) and
        Condition 8(d) (Redemption at the option of the Issuer) the Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

5.15    Obligations of Agents

        Observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Paying and Conversion Agency Agreement and procure that the Registrar maintains the Register outside the United Kingdom at all times and notify the Trustee immediately it becomes aware of any material breach of such obligations, or failure by an Agent to comply with such obligations, in relation to the Notes;

                                      -10-

5.16    Change of taxing jurisdiction

        If the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the
        United States of America or the Republic of Kazakhstan or any political subdivision thereof or any authority therein or thereof having power to tax, immediately upon becoming aware thereof it shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8(c) (Redemption for tax reasons) with the substitution for (or, as the case may be, the addition to) the references therein to the United States of America or the Republic of Kazakhstan of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer shall have become subject as aforesaid, such trust deed also to modify
        Condition 8(c) (Redemption for tax reasons) so that such Condition shall make reference to that other or additional territory;

5.17    Listing of shares

        (i) Within 30 days after the Issue Date, procure and at all times thereafter maintain an approval for listing of the Shares to be issued upon exercise of any Conversion Right on the American Stock Exchange in
        accordance with its rules; and (ii) upon issue of the Shares following exercise of any Conversion Right, immediately procure and maintain the listing of the relevant Shares on the American Stock Exchange in accordance with its rules;

5.18    Authorised Signatories

        Upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying and Conversion Agent) a list of the Authorised Signatories of the
        Issuer, together with certified specimen signatures of the same;

5.19    Payments

        Pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the
        Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder;

5.20    Notice of the end of the Conversion Period

        On giving notice to redeem the Notes pursuant to Condition 8(d)
        (Redemption at the option of the Issuer) and six weeks prior to the final expiry of the Conversion Period (assuming no earlier redemption of the Notes) give notice to the Noteholders in accordance with the
        Conditions reminding the Noteholders of the Conversion Right then arising or current and stating the then current Conversion Price;

                                      -11-

5.21    Notice of Conversion Price adjustment

        As soon as practicable after the happening of any event as a result of which the Conversion Price will be adjusted pursuant to this Trust Deed and the Conditions, give notice to the Trustee and the Noteholders in accordance with the Conditions advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and

5.22    Directors' Certificate

        Upon the happening of an event as a result of which the Conversion Price will be adjusted pursuant to this Trust Deed and the Conditions, as soon as reasonably practicable deliver to the Trustee a certificate signed by two Directors of the Issuer on behalf of the Issuer setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require.

6.      AMENDMENTS AND SUBSTITUTION

6.1     Waiver

        The Trustee may, without any consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this
        Trust Deed or the Notes or determine that any Event of Default or
        Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Condition relating thereto; provided that the Trustee shall not exercise any powers conferred upon it by this
        Clause in contravention of any express direction by an Extraordinary
        Resolution or of a request in writing made by the Holders of more than
        50 per cent. in aggregate principal amount of the Notes then outstanding
        (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 2.

6.2     Modifications

        The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer in making (a) any modification to this Trust Deed (other than in respect of Reserved
        Matters as specified and defined in Schedule 2 or any provision of this
        Trust Deed referred to in that specification) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial

                                      -12-

        to the interests of the Noteholders or (b) any modification to this
        Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the
        Noteholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

6.3     Substitution

        6.3.1   Procedure: The Trustee may, without the consent of the
                Noteholders, agree to the substitution, in place of the Issuer
                (or of any previous substitute under this Clause) of any
                Subsidiary of the Issuer (hereinafter called the "Substituted
                Obligor") as the principal debtor hereunder if:

                (a)     a trust deed is executed or some other written form of
                        undertaking is given by the Substituted Obligor to the
                        Trustee, in form and manner satisfactory to the Trustee,
                        agreeing to be bound by the terms of this Trust Deed and
                        the Notes with any consequential amendments which the
                        Trustee may deem appropriate, as fully as if the
                        Substituted Obligor had been named in this Trust Deed
                        and on the Notes as the principal debtor in place of the
                        Issuer (or of any previous substitute under this
                        Clause);

                (b)     the Issuer and the Substituted Obligor execute such
                        other deeds, documents and instruments (if any) as the
                        Trustee may require in order that the substitution is
                        fully effective and comply with such other requirements
                        as the Trustee may direct in the interests of the
                        Noteholders;

                (c)     an unconditional and irrevocable guarantee in form and
                        substance satisfactory to the Trustee shall have been
                        given by the Issuer of the obligations of the
                        Substituted Obligor under this Trust Deed and the Notes;

                (d)     the Trustee is satisfied that (i) the Substituted
                        Obligor has obtained all governmental and regulatory
                        approvals and consents necessary for its assumption of
                        liability as principal debtor in respect of the Notes in
                        place of the Issuer (or such previous substitute as
                        aforesaid), (ii) the Issuer has obtained all
                        governmental and regulatory approvals and consents
                        necessary for the guarantee to be fully effective as
                        referred to in sub-clause 6.3.1(c) and (iii) such
                        approvals and consents are at the time of substitution
                        in full force and effect;

                (e)     without prejudice to the generality of the preceding
                        sub-clauses 6.3.1(a) to (d) where the Substituted
                        Obligor is incorporated, domiciled or resident in or is
                        otherwise subject generally to the taxing jurisdiction
                        of any territory or any political sub-division thereof
                        or any authority of or in such territory having power to
                        tax (the "Substituted Territory") other than or in

                                      -13-

                        addition to the territory, the taxing jurisdiction of
                        which (or to any such authority of or in which) the
                        Issuer is subject generally (the "Issuer's Territory"),
                        the Substituted Obligor will (unless the Trustee
                        otherwise agrees) give to the Trustee an undertaking in
                        form and manner satisfactory to the Trustee in terms
                        corresponding to the terms of Condition 10 with the
                        substitution for the reference in that Condition to the
                        Issuer's Territory of references to the Substituted
                        Territory and in such event the Trust Deed and Notes
                        will be interpreted accordingly;

                (f)     without prejudice to the rights of reliance of the
                        Trustee under sub-clause 6.3.4 (Directors'
                        certification) the Trustee is satisfied that the said
                        substitution is not materially prejudicial to the
                        interests of the Noteholders;

        6.3.2   Change of law: In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders agree to a change of the law from time to time governing the
                Notes and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

        6.3.3   Extra duties: The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

        6.3.4   Directors' certification: If any two directors of the
                Substituted Obligor certify that immediately prior to the
                assumption of its obligations as Substituted Obligor under this
                Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the
                Issuer (or of any previous substitute under this Clause);

        6.3.5   Interests of Noteholders: In connection with any proposed
                substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for
                individual Noteholders resulting from their being for any
                purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No
                Noteholder shall, in connection with any such substitution, be entitled to claim from the Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders;

        6.3.6   Release of Issuer: Any such agreement by the Trustee pursuant to sub-clause 6.3.1 (Procedure) shall, if so expressed, operate to release the Issuer (or such previous substitute as aforesaid)

                                      -14-

                from any or all of its obligations as principal debtor under the
                Notes and this Trust Deed but without prejudice to its
                liabilities under any guarantee given pursuant to sub-clause
                6.3.1(c) (Guarantee by Issuer of obligations of Substituted
                Obligor). Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and

        6.3.7   Completion of Substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted
                Obligor shall be deemed to be named in this Trust Deed and the
                Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and this Trust Deed, the
                Notes and the Paying and Conversion Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without
                prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes or in the Paying and Conversion
                Agency Agreement to the Issuer shall be deemed to be references to the Substituted Obligor.

7.      ENFORCEMENT

7.1     Legal Proceedings

        The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the Holders of more than one-quarter in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual
        Noteholders. Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

7.2     Evidence of Default

        If the Trustee (or any Noteholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding-up or insolvency of the Issuer under this Trust Deed or under the Notes, proof therein that. as regards any specified Note the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due and for the

                                      -15-

        purposes of the above a payment shall be a "corresponding" payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

8.      APPLICATION OF MONEYS

8.1     Application of Moneys

        All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Notes which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 8.2 (Investment of Moneys)):

        8.1.1   first, in payment or satisfaction of the costs, charges,
                expenses and liabilities incurred by the Trustee in the
                preparation and execution of the trusts of this Trust Deed
                (including remuneration of the Trustee);

        8.1.2   secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes and all principal moneys due on or in respect of the Notes; and

        8.1.3   thirdly, the balance (if any) in payment to the Issuer.

8.2     Investment of Moneys

        If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes under Clause 8.1
        (Application of Moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the
        Notes then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

8.3     Authorised Investments

        Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the
        Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its

                                      -16-

        absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

8.4     Payment to Noteholders

        The Trustee shall give notice to the Noteholders in accordance with the
        Conditions of the date fixed for any payment under Clause 8.1
        (Application of Moneys). Any payment to be made in respect of the Notes by the Issuer or the Trustee may be made in the manner provided in the
        Conditions, the Paying and Conversion Agency Agreement and this Trust
        Deed and any payment so made shall be a good discharge to the extent of such payment, by the Issuer or the Trustee, as the case may be.

8.5     Production of Note Certificates

        The Trustee shall give notice to the Noteholders in accordance with the
        Conditions of the date fixed for any payment under Clause 8.1
        (Application of Moneys). Upon any payment under Clause 8.4 (Payment to
        Noteholders) of principal or interest, the Note Certificate representing the Note in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying and Conversion
        Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, require the Registrar to make a notation in the register of the amount and date of payment thereon or, in the case of payment in full, shall cause such Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

9.      TERMS OF APPOINTMENT

        By way of supplement to the Trustee Acts, it is expressly declared as follows:

9.1     Reliance on Information

        9.1.1   Advice: The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the
                Trustee, the Issuer, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

        9.1.2   Certificate of directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two directors and/or two Authorised Signatories of the
                Issuer or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect

                                      -17-

                that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

        9.1.3   Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a
                Written Resolution or to have been passed at any meeting of the
                Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the
                resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the
                directions was not valid or binding upon the Noteholders;

        9.1.4   Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the
                interests of the Noteholders, it shall have regard to the
                interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular
                territory;

        9.1.5   Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the
                Notes, or any other agreement or document relating to the
                transactions herein or therein contemplated or for the
                execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

        9.1.6   No obligation to monitor: the Trustee shall be under no
                obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document
                relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is
                properly performing and complying with its obligations and the
                Trustee shall not be under any duty to monitor or make enquiries as to whether or not any event or circumstance which gives rise or may give rise to an adjustment to the Conversion Price has occurred or may occur and will not be responsible to Noteholders for any loss arising from any failure by it to do so;

        9.1.7   Notes held by the Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry
                (other than requesting a certificate of the Issuer under Clause

                                      -18-

                5.8 (Notes held by Issuer)), that no Notes are for the time being held by or for the benefit of the Issuer or its
                Subsidiaries;

        9.1.8   Entry on the Register: the Trustee shall not be liable to the
                Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

        9.1.9   Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential
                Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential
                Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in the
                Notes and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable.

        9.1.10  Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of
                performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arisings from any sums received or distributed by it or to which it may be entitled under this
                Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains
                arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be
                entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount
                sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the
                Trustee upon the trusts of this Trust Deed.

        9.1.11  The Shares: The Trustee shall not any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of any Shares or of any other securities or cash, which may at any time be made available or delivered upon the exercise of any Conversion Right; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any
                Shares or to make any payment upon the exercise of any
                Conversion Right.

                                      -19-

        9.1.12  Exchange Offer: The Trustee shall not be responsible for any of the terms of the Exchange Offer or for the terms of the Exchange
                Indenture and the Exchange Notes (as each of such terms is defined in Condition 6(f) (Exchange Offer)).

9.2     Trustee's powers and duties

        9.2.1   Trustee's determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or
                contained in the Notes is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Issuer and the Noteholders;

        9.2.2   Determination of questions: the Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this
                Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, and the Noteholders;

        9.2.3   Trustee's discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. Without limiting the general statement above, the Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that
                jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that
                jurisdiction or, to the extent applicable, of England.
                Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the
                relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power;

                                      -20-

        9.2.4   Trustee's consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

        9.2.5   Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as
                relevant and any rate, method and date so specified shall be binding on the Issuer and the Noteholders;

        9.2.6   Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes or the delivery of any Note Certificate to the persons entitled to them;

        9.2.7   Error of judgment: The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the
                Trustee assigned by the Trustee to administer its corporate trust matters;

        9.2.8   Agents. the Trustee may, in the conduct of the trusts of this
                Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

        9.2.9   Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the
                Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers,
                authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

                                      -21-

        9.2.10  Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine,
                including for the purpose of depositing with a custodian this
                Trust Deed or any document relating to the trust created
                hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in
                securities payable to bearer; and

        9.2.11  Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction)
                be required to disclose to any Noteholder confidential
                information or other information made available to the Trustee by the Issuer in connection with this Trust Deed and no
                Noteholder shall be entitled to take any action to obtain from the Trustee any such information.

9.3     Financial matters

        9.3.1   Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

        9.3.2   Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the
                repayment of such funds or adequate indemnity against, or
                security for, such risk or liability is not reasonably assured to it; and

        9.3.3   Trustee may enter into financial transactions with the Issuer:
                no Trustee and no director or officer of any corporation being a
                Trustee hereof shall by reason of the fiduciary position of such
                Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of
                business with the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be

                                      -22-

                accountable to the Noteholders or the Issuer or any Subsidiary,
                or any person or body corporate directly or indirectly
                associated with the Issuer or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or
                transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

9.4     Disapplication

        Section 1 of the Trustee Act 2000 shall not apply to the duties of the
        Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust
        Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.5     Trustee Liability

        Subject to Section 192 of the Companies Act 1985 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Paying and Conversion Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the
        Paying and Conversion Agency Agreement save in relation to its own negligence, wilful default or fraud.

10.     COSTS AND EXPENSES

10.1    Remuneration

        10.1.1  Normal Remuneration: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee.
                Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the
                Noteholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the
                Principal Paying and Conversion Agent or the Trustee, provided that if upon due presentation (if required pursuant to the
                Conditions) of any Note Certificate or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue;

        10.1.2  Extra Remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee
                considering it expedient or necessary or being requested by the
                Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them;

                                      -23-

        10.1.3  Value added tax: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust
                Deed;

        10.1.4  Failure to agree: In the event of the Trustee and the Issuer failing to agree:

                (a)     (in a case to which sub-clause 10.1.1 applies) upon the
                        amount of the remuneration; or

                (b)     (in a case to which sub-clause 10.1.2 applies) upon
                        whether such duties shall be of an exceptional nature or
                        otherwise outside the scope of the normal duties of the
                        Trustee under this Trust Deed, or upon such additional
                        remuneration;

                such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer;

        10.1.5  Expenses: The Issuer shall also pay or discharge all costs, charges and expenses incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the
                Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this
                Trust Deed;

        10.1.6  Indemnity: The Issuer shall indemnify the Trustee (a) in respect of all liabilities and expenses incurred by it or by any
                Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers,
                authorities or discretions vested in it by this Trust Deed and
                (b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed provided that it is
                expressly stated that Clause 9.5 (Trustee Liability) shall apply in relation to these provisions;

                                      -24-

        10.1.7  Payment of amounts due: All amounts due and payable pursuant to sub clauses 10.1.5 (Expenses) and 10.1.6 (Indemnity) shall be payable by the Issuer on the date specified in a demand by the
                Trustee; the rate of interest applicable to such payments shall be three per cent. per annum above the base rate from time to time of The Bank of New York and interest shall accrue:

                (a)     in the case of payments made by the Trustee prior to the
                        date of the demand, from the date on which the payment
                        was made or such later date as specified in such demand;

                (b)     in the case of payments made by the Trustee on or after
                        the date of the demand, from the date specified in such
                        demand, which date shall not be a date earlier than the
                        date such payments are made.

                All remuneration payable to the Trustee shall carry interest at the rate specified in this Clause 10.1.7 (Payment of amounts due) from the due date thereof;

        10.1.8  Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 10.1
                (Remuneration) shall continue in full force and effect
                notwithstanding such discharge.

10.2    Stamp duties

        The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Notes, (b) the initial delivery of the
        Notes (c) any action taken by the Trustee (or any Noteholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution of this
        Trust Deed. If the Trustee (or any Noteholder where permitted under this
        Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Note Certificate are taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

10.3    Exchange rate indemnity

        10.3.1  Currency of Account and Payment: United States dollars or, in relation to Clause 10.1 (Remuneration), pounds sterling (the
                "Contractual Currency") is the sole currency of account and payment for all sums payable by the Issuer under or in
                connection with this Trust Deed and the Notes, including
                damages;

        10.3.2  Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Noteholder in

                                      -25-

                respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual
                Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

        10.3.3  Indemnity: If that Contractual Currency amount is less than the
                Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Issuer will indemnify it against any Liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

10.4    Indemnities separate

        The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any
        Noteholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or any other judgment or order. Any such Liability as referred to in sub-clause 10.3.3
        (Indemnity) shall be deemed to constitute a Liability suffered by the
        Trustee, the Noteholders and no proof or evidence of any actual
        Liability shall be required by the Issuer or its liquidator or liquidators.

11.     APPOINTMENT AND RETIREMENT

11.1    Appointment of Trustees

        The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Paying and
        Conversion Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof
        (being a trust corporation) in office after such removal.

11.2    Co-trustees

        Notwithstanding the provisions of Clause 11.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the
        Trustee:

        11.2.1  if the Trustee considers such appointment to be in the interests of the Noteholders; or

                                      -26-

        11.2.2  for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

        11.2.3  for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

11.3    Attorneys

        The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions
        (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this
        Trust Deed be treated as costs, charges and expenses incurred by the
        Trustee.

11.4    Retirement of Trustees

        Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The
        Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 11.4, the Trustee shall be entitled to procure forthwith a new trustee.

11.5    Competence of a majority of Trustees

        Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the
        Trustee generally.

11.6    Powers additional

        The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

11.7    Merger

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the

                                      -27-

        corporate trust business of the Trustee, shall be the successor of the
        Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

12.     NOTICES

12.1    Addresses for notices

        All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

        12.1.1  Issuer: If to the Issuer, to it at:

                  BMB Munai, Inc.

                  Fax:          +7 3272 375 131
                  Attention:    Askar Tashtitov

        12.1.2  Trustee if to the Trustee, to it at:

                  BNY Corporate Trustee Services Limited

                  Fax:          +44 207 964 2351
                  Attention:    Manager, Trustee Administration

12.2    Effectiveness

        Every notice or other communication sent in accordance with Clause 12.1
        (Addresses for notices) shall be effective as follows:

        12.2.1  Letter or fax: if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

        12.2.2  Telex: if sent by telex, upon receipt by the sender of the addressee's answerback at the end of transmission; provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.     LAW AND JURISDICTION

13.1    Governing law

        This Trust Deed is governed by, and shall be construed in accordance with, English law.

13.2    English courts and New York courts

        The courts of (a) England and (b) the State of New York located in the
        City and County of New York or in the United States District Court for
        the Southern District of New York have exclusive jurisdiction to settle

                                      -28-

        any dispute (a "Dispute"), arising from or connected with this Trust
        Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes) or the consequences of their nullity.

13.3    Appropriate forum

        The parties agree that the courts referred to in Clause 13.2 (English courts and New York courts) are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue that any other courts are more appropriate or convenient.

13.4    Rights of the Trustee and Noteholders to take proceedings outside
        England and the State of New York

        Clause 13.2 (English courts and New York courts) is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this
        Clause 13 (Law and jurisdiction) prevents the Trustee or any of the
        Noteholders from taking proceedings relating to a Dispute
        ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

13.5    Process agent

        The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered (a) in connection with any
        Proceedings in England, to Clifford Chance Secretaries Limited at 10
        Upper Bank Street, London E14 5JJ or, if different, its registered office for the time being or at any address of the Issuer in Great
        Britain at which process may be served on it in accordance with Part
        XXIII of the Companies Act 1985 and (b) in connection with any
        Proceedings in the County of New York to CT Corporation System at 111
        Eighth Avenue, 13th Floor, New York, New York 10011 or, if different, its principal place of business in the County of New York for the time being. If either such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the
        Issuer shall, on the written demand of the Trustee addressed to the
        Issuer and delivered to the Issuer appoint a further person in England or (as the case may be) the County of New York to accept service of process on its behalf and, failing such appointment within 15 days, the
        Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of the Trustee or any of the
        Noteholders to serve process in any other manner permitted by law. This clause applies to Proceedings in England and in the County of New York
        and to Proceedings elsewhere.

14.     SEVERABILITY

        In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                                      -29-

15.     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

        No person shall have any right to enforce any provision of this Trust
        Deed under the Contracts (Rights of Third Parties) Act 1999.

16.     COUNTERPARTS

        This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

                                      -30-

                                   SCHEDULE 1
                            FORM OF NOTE CERTIFICATE

Serial Number:______________

THE NOTES AND THE SHARES TO BE ISSUED ON CONVERSION OF THE NOTES (THE "SHARES")
REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY
SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE ISSUER IS A US DOMESTIC
ISSUER AND THE NOTES AND THE SHARES ARE BEING OFFERED ONLY OUTSIDE THE UNITED
STATES IN ACCORDANCE WITH RULE 903(B)(3)(III) ("CATEGORY 3") OF REGULATION S
UNDER THE SECURITIES ACT.

THE HOLDER HEREOF, BY PURCHASING THE NOTES AND/OR THE UNDERLYING SHARES
REPRESENTED HEREBY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER
PERSONS, ENTITIES OR ACCOUNTS FOR WHICH IT HOLDS THE NOTES (EACH AN "ACCOUNT"),
IF ANY, THAT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE DATE OF INITIAL
PURCHASE FROM THE ISSUER (THE "RESALE RESTRICTION TERMINATION DATE"), THE NOTES
AND/OR THE UNDERLYING SHARES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR A SUBSIDIARY THEREOF, (2)
PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED AND IS EFFECTIVE
UNDER THE SECURITIES ACT, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S.
PERSONS(1) THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF AND IN
ACCORDANCE WITH REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT, OR (4)
PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF
LAW THAT THE DISPOSITION OF THE NOTES BE IN COMPLIANCE WITH ANY APPLICABLE STATE
SECURITIES LAWS. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT
TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, ON ITS OWN BEHALF
AND ON BEHALF OF EACH ACCOUNT, IF ANY, UNDERSTANDS THAT THE REGISTRAR AND
TRANSFER AGENT FOR THE NOTES WILL NOT BE REQUIRED TO ACCEPT FOR REGISTRATION OF
TRANSFER ANY NOTES ACQUIRED BY THE HOLDER OR ANY ACCOUNT, EXCEPT UPON

--------
(1)  In order to qualify as a non-U.S. person under Regulation S, (a) the proposed transferee's principal address must be outside the United States,
     (b) the proposed transferee must be located outside the United States at the time any offer to buy the Notes was made to it and at the time that the buy order was originated by it, and (c) the proposed transferee must not be a "U.S. person" (as defined in Rule 902(k) under the Securities Act).

                                      -31-

PRESENTATION OF EVIDENCE SATISFACTORY TO THE ISSUER AND THE TRANSFER AGENT THAT
AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE SECURITIES ACT AND THE
RULES AND REGULATIONS THEREUNDER HAVE BEEN COMPLIED WITH. THE HOLDER, ON THE
HOLDER'S OWN BEHALF AND ON BEHALF OF EACH ACCOUNT, IF ANY, ACKNOWLEDGES THAT THE
ISSUER RESERVES THE RIGHT, IN CONNECTION WITH ANY OFFER, SALE OR OTHER TRANSFER
OF THE NOTES PURSUANT TO CLAUSES (3) OR (4) ABOVE PRIOR TO THE RESALE
RESTRICTION TERMINATION DATE, TO REQUIRE THE COMPLETION, EXECUTION AND DELIVERY
OF A LETTER FROM THE TRANSFEREE CONTAINING CERTIFICATIONS AND OTHER INFORMATION
SATISFACTORY TO THE ISSUER AND THE REGISTRAR AND TRANSFER AGENT AND AN OPINION
OF COUNSEL APPROVED BY THE ISSUER AND THE REGISTRAR AND TRANSFER AGENT TO ENSURE
COMPLIANCE WITH THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER.

THE HOLDER HEREOF, ON THE HOLDER'S OWN BEHALF AND ON BEHALF OF EACH ACCOUNT, IF
ANY, HEREBY UNDERSTANDS AND AGREES THAT PRIOR TO THE END OF THE ONE-YEAR
RESTRICTED PERIOD WITHIN THE MEANING OF RULE 903(B)(3)(III) OF REGULATION S
UNDER THE SECURITIES ACT (THE "DISTRIBUTION COMPLIANCE PERIOD"), HEDGING
TRANSACTIONS INVOLVING SUCH NOTES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH
THE SECURITIES ACT.

THE HOLDER HEREOF, BY PURCHASING THIS NOTE AND/OR UNDERLYING SHARES, REPRESENTS
AND AGREES FOR THE BENEFIT OF THE ISSUER AND ANY OF ITS SUCCESSORS IN INTEREST,
THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE AND/OR UNDERLYING SHARES FROM IT
OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE NOTES AND THE UNDERLYING SHARES ARE DEEMED TO BE "RESTRICTED SECURITIES"
WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT AND ARE SUBJECT TO THE
RESALE LIMITATIONS OF RULES 904 AND 905 UNDER REGULATION S. THIS LEGEND WILL BE
REMOVED ONLY AFTER THE RESALE RESTRICTION TERMINATION DATE AND UPON RECEIPT BY
THE ISSUER OF EVIDENCE SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF
INDEPENDENT COUNSEL EXPERIENCED IN MATTERS OF UNITED STATES FEDERAL SECURITIES
LAW) THAT SUCH NOTE AND/OR THE UNDERLYING SHARE COULD BE TRANSFERRED BY THE
HOLDER THEREOF PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

                                 BMB Munai, Inc.
                   (incorporated with limited liability under
                        the laws of the State of Nevada)

                                 U.S.$60,000,000
                    5.0 per cent. Convertible Notes due 2012

                                      -32-

This Note Certificate is issued in respect of the U.S.$60,000,000 5.0 per cent.
Convertible Notes due 2012 (the "Notes") of BMB Munai, Inc. (the "Issuer"). The
Notes are constituted by, are subject to, and have the benefit of, a trust deed dated 13 July 2007 (as amended or supplemented from time to time, the "Trust
Deed") between the Issuer and BNY Corporate Trustee Services Limited as trustee
(the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 13 July 2007 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, The Bank of New York
(acting from its New York office) as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Bank of New York (acting from its New York office) as principal paying and conversion agent (the "Principal Paying and
Conversion Agent"), the other paying agents and the transfer agents named therein and the Trustee.

Any reference herein to the "Conditions" is to the terms and conditions of the
Notes endorsed hereon and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

This is to certify that:
                          _____________________________________________________

                          of __________________________________________________

                          _____________________________________________________

is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "Holder") of:

               U.S.$___________________________________________________________
                  (_________________________________________[CURRENCY IN WORDS])
in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the
Holder on 13 July 2012 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

The Conversion Rights in respect of the Notes will be exercisable during the
Conversion Period by presentation of the Note Certificate to or to the order of the Principal Paying and Conversion Agent for notation of exercise of the relevant Conversion Rights together with one or more duly completed Conversion
Notices.

The statements set out in the legend above are an integral part of this Note
Certificate and, by acceptance hereof, each Holder of this Note Certificate agrees to be subject to and bound by such legends.

                                      -33-

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

BMB Munai, Inc.

By:      ________________________________________
         [manual or facsimile signature]
         (duly authorised)

ISSUED as of [ ]

AUTHENTICATED for and on behalf of THE BANK OF NEW YORK as registrar without recourse, warranty or liability

By:      ________________________________________
         [manual signature]
         (duly authorised)

                                      -34-

                                FORM OF TRANSFER

FOR VALUE RECEIVED ______________________________________, being the registered holder of this Note Certificate, hereby transfers to ___________________________
________________________________________________________________________________
of _____________________________________________________________________________
________________________________________________________________________________
_____________________________________________________________________[currency]
in principal amount of the U.S.$60,000,000 5.0 per cent. Convertible Notes due
2012 (the "Notes") of BMB Munai, Inc. (the "Issuer") and irrevocably requests and authorises The Bank of New York (acting from its New York office), in its capacity as registrar in relation to the Notes (or any successor to The Bank of
New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

We, as transferor of the Notes represented by this Note Certificate, hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Terms and Conditions relating to the Notes and in accordance with the terms of any legend on this Note Certificate and we confirm that we have notified the transferee that it must, on its own behalf and on behalf of each Account, provide the Issuer with Form of Transferee's letter attached to the Agency Agreement as Schedule 2, Part B.

In connection with any transfer of this Note occurring prior to the date which is two years after the date of initial purchase from the issuer (the "Resale
Restriction Termination Date") and the last date, if any, that this Note (or any predecessor Note) was owned by the Issuer, or an affiliate of the Issuer, the we confirm that without utilizing any general solicitation or general advertising:

                                   [check one]

[ ] (a) this Note and/or the underlying Share is being transferred to the Issuer or a subsidiary thereof and such transferee shall make the appropriate notification to the Registrar and transfer agent pursuant to Schedule 1 of the
Agency Agreement.

or

[ ] (b) this Note and/or the underlying Share is being transferred pursuant to an effective registration statement under the Securities Act.

or

[ ] (c) this Note and/or the underlying Share is being transferred pursuant to offers and sales to Non-U.S. Persons that occur outside the United States in compliance with Rule 903 or 904 under the Securities Act.

or

[ ] (d) this Note and/or the underlying Share is being transferred pursuant to any other available exemption from the registration requirements of the
Securities Act (if available).

                                      -35-

In addition, the undersigned will provide the Issuer and any transfer agent such certifications, legal opinions and other information, if any, as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note Certificate in the name of any person other than the registered holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Schedule 1 of the Agency Agreement shall have been satisfied.

Date:__________________________     ___________________________________________

                                    NOTICE: The signature to this assignment
                                    must correspond with the name as written
                                    upon the face of the within-mentioned Note
                                    Certificate in every particular, without
                                    alteration or any change whatever.

By:____________________________

By:____________________________
        (duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)     A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)     The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)     Any transfer of Note Certificate shall be in an amount equal to
        U.S.$100,000 or any integral multiple of U.S.$100,000 in excess thereof.

                                      -36-

PART A

TERMS AND CONDITIONS OF THE NOTES

The following, subject to completion and amendment, are the terms and conditions of the Notes substantially as they will appear in the trust deed constituting the Notes (“Conditions “). For ease of reference these Conditions are divided into sections dealing with: the definitions used in these terms and conditions (Conditions 1-2); the debt security (Conditions 3-11); the equity option (Conditions 12-15); adjustments to the conversion price (Conditions 16-31); covenants relating to the equity option (Conditions 32-38); and miscellaneous provisions (Conditions 39-46). This paragraph, and any other paragraphs appearing in italics in these terms and conditions, do not form part of these terms and conditions.

Introduction and Definitions

1.	Introduction
(a)	The Notes: The expression the “Notes “ refers to the U.S.$ 60,000,000 5.0 per cent. Convertible Notes due 13 July 2012 of BMB Munai, Inc. (the “Issuer “).
(b)

Trust Deed: The Notes are subject to, and have the benefit of, a trust deed dated 13 July 2007 (as amended or supplemented from time to time, the “Trust Deed “) between the Issuer and BNY Corporate Trustee Services Limited as trustee (the “Trustee “, which expression includes all persons for the time being trustee or trustees appointed under the Trust Deed).

(c)

Agency Agreement: The Notes are also the subject of an agency agreement dated 13 July 2007 (as amended or supplemented from time to time, the “Agency Agreement “) between the Issuer, the Bank of New York (acting from its New York office) as Transfer Agent (the “Transfer Agent”, which expression includes any successor transfer agent appointed from time to time in respect of the Notes), The Bank of New York (acting from its New York office) as registrar (the “Registrar “, which expression includes any successor registrar appointed from time to time in respect of the Notes), The Bank of New York as principal paying and conversion agent (the “Principal Paying and Conversion Agent “, which expression includes any successor principal paying and conversion agent appointed from time to time in connection with the Notes), the paying and conversion agents named therein (together with the Principal Paying and Conversion Agent, the “Paying and Conversion Agents “, which expression includes any successor or additional paying and conversion agents appointed from time to time in connection with the Notes) and the Trustee. References herein to “Agents “ are to the Registrar, the Transfer Agent and the Paying and Conversion Agents and any reference to an “Agent “ is to any one of them.

(d)

Summaries: Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and subject to their detailed provisions. The holders of the Notes (the “Noteholders “) are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee, being at the date hereof The Bank of New York and at the Specified Offices of each of the Paying and Conversion Agents, the initial Specified Offices of which are set out below.

2.	Interpretation
(a)	Definitions: In these Conditions the following expressions have the following meanings:

“Aggregate Consideration “ has the meaning given in Condition 29 (Aggregate Consideration and Consideration per Share);

“American Stock Exchange “ means the American Stock Exchange LLC;

“Applicable Rate” means, with respect to the principal amount of any Note on a Change of Control Put Date, the sum of (A) 100 per cent. and (B) an amount equal to the product of (i) 7.2 per cent. multiplied by (ii) a fraction, the numerator of which is the number of days from the Issue Date to

UK/1244295/33	246135/70-40262323

such Change of Control Put Date, using a 360-day year of twelve 30-day months, and the denominator of which is 1,800;

“Bonus Issue “ means any issue of Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than a Dividend in Shares;

“Clearstream, Luxembourg “ means Clearstream Banking, société anonyme;

“Change of Control Event “ has the meaning given in Condition 16(c) (Change of Control - Change of Control Event);

“Change of Control Event Notice “ has the meaning given in Condition 16(d) (Change of Control - Adjustment to the Conversion Price);

“Change of Control Event Premium” has the meaning given in Condition 38 (Change of Control Event Premium);

“Closing Market Price “ means, in respect of a Share on any particular Exchange Business Day, the closing market price of a Share published by the American Stock Exchange in respect of that Exchange Business Day;

“Consideration per Share “ has the meaning given in Condition 29 (Aggregate Consideration and Consideration per Share);

“Conversion Date “ has the meaning given in Condition 13(d) (Procedure for Conversion - Conversion Date);

“Conversion Expenses “ has the meaning given in Condition 13(b) (Procedure for Conversion - Conversion Expenses);

“Conversion Notice “ means a notice of conversion in the form (for the time being current) obtainable from the Specified Office of any Paying and Conversion Agent;

“Conversion Period “ has the meaning given in Condition 12(b) (Conversion - Conversion Period);

“Conversion Price “ has the meaning given in Condition 12(d) (Conversion - Conversion Price);

“Conversion Right “ means, in respect of any Note, the right of the holder to convert the Note into Shares in accordance with these Conditions;

“Current Market Price “ means, in respect of a Share at a particular date, the arithmetic average of the Volume Weighted Average Price per Share for each of the 10 consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the “Relevant Period “), provided that:

(a)

if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(i)

if the Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United States); or

UK/1244295/33	- 2 -	246135/70-40262323

(ii)

if the Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(b)

if on each of the 10 Exchange Business Days during the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United States); and

(c)

if the Volume Weighted Average Price is not available on each of the 10 Exchange Business Days during the Relevant Period, then the arithmetic average of the Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to the Volume Weighted Average Price being available on at least two such Exchange Business Days); and

(d)

if the Volume Weighted Average Price is not available on any Exchange Business Day in the Relevant Period, or is available on only one Exchange Business Day in the Relevant Period, then the Current Market Price shall be Determined by an Expert;

“Determined by an Expert “ means determined in good faith by an Expert acting as an expert;

“Dividend “ means any dividend or distribution of any kind on the class of capital represented by the Shares, whether in cash or otherwise and however described:

(a)	including, without limitation, a Dividend in Shares;
(b)	excluding a Bonus Issue; and
(c)	including, without limitation, any other issue of shares or other securities credited as fully or partly paid by way of capitalisation of profits or reserves;

“Dividend in Shares “ means any issue of Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves which is to be, or may at the election of the Shareholders be, issued instead of the whole or any part of a cash Dividend which the Shareholders concerned would or could otherwise have received;

“Dolinnoe Field” means the field for exploration of hydrocarbons known as “the Dollinoe field” located in the Tybkaragan Region of Mangystau oblast in the Republic of Kazakhstan;

“Effective Date “ has:

(a)	for the purposes of Condition 17 (Dividends), the meaning given in Condition 17(b) (Dividends - Effective Date);
(b)	for the purposes of Condition 18 (Bonus Issues), the meaning given in Condition 18(b) (Bonus Issues - Effective Date);
(c)	for the purposes of Condition 19 (Consolidation or Subdivision), the meaning given in Condition 19(b) (Consolidation or Subdivision - Effective Date);

UK/1244295/33	- 3 -	246135/70-40262323

(d)

for the purposes of Condition 20 (Shares, Rights and Share-Related Securities Issued to Shareholders), the meaning given in Condition 20(b) (Shares, Rights and Share-Related Securities issued to Shareholders - Effective Date);

(e)	for the purposes of Condition 21 (Issue of other Securities to Shareholders), the meaning given in Condition 21(b) (Issue of other Securities to Shareholders - Effective Date);
(f)	for the purposes of Condition 22 (Issue of Shares at Below Current Market Price), the meaning given in Condition 22(b) (Issue of Shares at Below Current Market Price - Effective Date);
(g)

for the purposes of Condition 23 (Share-Related Securities Issued Other than to Shareholders), the meaning given in Condition 23(b) (Share-Related Securities Issued Other than to Shareholders - Effective Date);

(h)

for the purposes of Condition 24 (Amendment of Terms of Rights or Share-Related Securities), the meaning given in Condition 24(b) (Amendment of Terms of Rights or Share-Related Securities - Effective Date); and

(i)	for the purposes of Condition 25 (Other Arrangements to Acquire Securities), the meaning given in Condition 25(b) (Other Arrangements to Acquire Securities - Effective Date);

“Equity” means the aggregate market value of the Issuer’s ordinary shares based on the Volume Weighted Average Price of a Share as at the date of each quarterly report filed on Form 10-Q by the Issuer pursuant to the Exchange Act;

“Euroclear “ means Euroclear Bank S.A./N.A.;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exchange Business Day “ means any day that is a trading day on the American Stock Exchange other than a day on which the American Stock Exchange is scheduled to close prior to its regular weekday closing time;

“Expert “ means, in relation to any matter to be Determined by an Expert, an independent investment bank and/or a firm of accountants which is, in either case, of international repute, appointed to act as an expert for the purposes of such matter in accordance with these Conditions and the Trust Deed;

“Extraordinary Resolution “ has the meaning given in the Trust Deed;

“Fair Market Value “ means:

(a)	with respect to a cash Dividend or other cash amount the amount of such cash; and
(b)	with respect to any other property on any date, the fair market value of that property as Determined by an Expert,

provided, however, that in any such case:

(i)

where options, warrants or other rights are publicly traded in a market which is Determined by an Expert to have adequate liquidity, the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such options, warrants or other rights are publicly traded) or such shorter period as such options, warrants or other rights are publicly traded;

UK/1244295/33	- 4 -	246135/70-40262323

(ii)

any cash Dividend declared or paid in a currency other than U.S. dollars shall be converted into U.S. dollars at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid the cash Dividend in U.S. dollars; and

(iii)	any other amount or value in a currency other than U.S. dollars shall be converted into U.S. dollars at the Screen Rate on that date;

“Filing Deadline Date” has the same meaning as is ascribed to that term in the Registration Rights Agreement;

“Group “ means the Issuer and its Subsidiaries taken as a whole;

“Guarantee “ means, in relation to any Indebtedness of any Person, any obligation of another person to pay such Indebtedness;

“Indebtedness “ means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances with financial institutions;
(b)	any amount raised by acceptance under any acceptance credit facility;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with accounting principles generally accepted in the United States, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)

any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(g)	any amount raised by the issue of redeemable shares which are redeemable before 31 December 2012;
(h)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance;
(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and
(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.;

“Initial Shelf Registration Statement “ has the meaning ascribed to that term in the Registration Rights Agreement;

“Interest Payment Date “ means 13 January and 13 July in each year, the first Interest Payment Date being 13 January 2008;

“Issue Date “ means 13 July 2007;

UK/1244295/33	- 5 -	246135/70-40262323

“Material Subsidiary “ means any Subsidiary of the Issuer:

(a)

whose total assets at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent, of the consolidated total assets of the Issuer; or

(b)

whose revenues at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent, of the consolidated total revenues of the Issuer, provided that in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until audited consolidated financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the Issuer adjusted in such manner as the Issuer shall consider appropriate to consolidate the latest audited accounts of such Subsidiary in such accounts; and a certificate signed by two directors of the Issuer that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any time or throughout any specified period a Material Subsidiary shall, in the absence of manifest or proven error, be conclusive and binding on all parties;

“Maturity Date “ means 13 July 2012;

“Minimum Conversion Price “ means the Closing Market Price on 13 July 2007, provided that on each occasion, if any, on which the Conversion Price is adjusted pursuant to any of Condition 17 (Dividends), Condition 18 (Bonus Issues), Condition 19 (Consolidation or Subdivision), Condition 20 (Shares, Rights and Share-Related Securities Issued to Shareholders), Condition 21 (Issue of other Securities to Shareholders) or Condition 25 (Other Arrangements to Acquire Securities) then the Minimum Conversion Price shall be adjusted at the same time by the same proportion;

“Net Debt” means the Group’s aggregate Indebtedness less the Group’s aggregate free cash and cash equivalents (as determined under U.S. GAAP) as at the date of each quarterly report filed on Form 10-Q by the Issuer pursuant to the Exchange Act ;

“Offer “ means an offer to acquire Shares, whether expressed as a legal offer, an invitation to treat, a scheme with regard to such acquisition or in any other way, in circumstances where such offer is available to all Shareholders or all Shareholders other than any Shareholder who is the person making such offer (or any associate of such person) or who is excluded from the offer by reason of being connected with one or more specific jurisdictions;

“Payment Business Day “ means, in respect of any place of presentation of any Note Certificate, any day on which banks are open for presentation and payment of debt securities and for dealings in foreign currencies in such place of presentation and, in the case of payment by transfer to a U.S. dollar account as referred to in Condition 9 (Payments), in New York City;

“Person “ means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Put Option Notice “ has the meaning given in Condition 8(b) (Redemption and Purchase - Redemption at the option of Noteholders):

“Put Option Receipt “ has the meaning given in Condition 8(b) (Redemption and Purchase - Redemption at the option of Noteholders):

UK/1244295/33	- 6 -	246135/70-40262323

“Put Settlement Date “ means, in relation to the options described in Conditions 8(b)(i) and 8(b)(ii), the date that is 10 New York business days following the date on which the Holder validly deposits a Put Option Notice with any Paying and Conversion Agent, and, in relation to the option described in Condition 8(b)(iii), means the Third Put Date as defined in Condition 8(b)(iii);

“Rate of Interest “ means 5.0 per cent. per annum;

“Record Date “ means, in respect of any entitlement to receive any dividend or other distribution declared, paid or made, or any rights granted, the record date or other due date for the establishment of the relevant entitlement;

“Registration Rights Agreement “ means the registration rights agreement dated 13 July 2007 between the Issuer and Bayerische Hypo-und Vereinsbank AG;

“Regulation S “ means Regulation S under the United States Securities Act of 1933;

“Relevant Date “ means, in relation to any payment in respect of a Note, whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in New York City by the Principal Paying and Conversion Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

“Relevant Indebtedness “ means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which with the agreement of the Issuer or the relevant Material Subsidiary is, or is capable of being, listed, quoted or traded on any recognised stock exchange or in any securities market (including, without limitation, any recognised over-the-counter market);

“Reserved Matter “ means, in the context of any meeting of Noteholders, any proposal:

(a)

to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)

to effect the exchange (for the avoidance of doubt, reference to exchange in this paragraph excludes the Exchange Offer defined in Condition 6(f) (Exchange Offer)), conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under the Trust Deed);

(c)	to change the currency in which amounts due in respect of the Notes are payable;
(d)	to change any aspect of the Conversion Right;
(e)	to change the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or
(f)	to amend this definition of Reserved Matter;

“Rights “ means, in respect of any securities or assets, any options, warrants or other rights (other than Share-Related Securities) which by their terms of issue carry a right to subscribe for, purchase or otherwise acquire such securities or assets;

“Screen Rate “ means, on any day, and, in respect of the translation or conversion of one currency into another currency, the rate of exchange between such currencies appearing on Bloomberg page FXFX1 at or about 11.00 a.m. New York time on that day, or, if that page is not available or that rate of exchange does not appear on that page at or about that time on that day, the rate of exchange

UK/1244295/33	- 7 -	246135/70-40262323

between such currencies appearing on such other screen or information service, or determined in such other manner, as the Issuer shall determine, with the prior written approval of the Trustee;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Security Interest “ means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

“Share “ means a common share of U.S.$ 0.001 par value of the share capital of the Issuer;

“Shareholder “ means the person in whose name a Share is for the time being registered in the register of Share ownership maintained by or on behalf of the Issuer;

“Share-Related Securities “ means any securities which by their original terms of issue:

(a)	carry a right to subscribe for, purchase or otherwise acquire Shares or any securities which by their terms of issue might be redesignated as Shares; or
(b)	are capable of being redesignated as Shares or redesignated so as to carry a right to subscribe for, purchase or otherwise acquire Shares;

“Shelf Registration Statement “ has the meaning ascribed to that term in the Registration Rights Agreement;

“Shelf Registration Statement Filing Date “ means the date on which the Shelf Registration Statement is filed in accordance with the Registration Rights Agreement;

“Shelf Registration Statement Effective Date “ means the date on which the Shelf Registration Statement becomes effective in accordance with the Registration Rights Agreement;

“Specified Office “ has the meaning given in the Agency Agreement;

“Subsidiary “ means, in relation to the Issuer at any particular time, any other Person:

(a)

whose affairs and policies the Issuer controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of such Person or otherwise; or

(b)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the Issuer;

“Trading Day “ means a day when the American Stock Exchange is open for business, but does not include a day when (a) no such last transaction price or closing bid and offered prices is/are reported and (b) (if the Shares are not listed or admitted to trading on such exchange) no such closing bid and offered prices are furnished as aforesaid.

“U.S. dollars “ and “U.S.$ “ means the lawful currency of the United States;

“U.S. GAAP” means accounting principles generally accepted in the United States;

“United States” means the United States of America; and

“Volume Weighted Average Price “ means, in respect of a Share on any Exchange Business Day, the order book volume-weighted price of a Share appearing on or derived from Bloomberg page AQR (or such other source as shall be Determined by an Expert) on such Exchange Business Day, provided that (other than for the purpose of the definition of Current Market Price):

UK/1244295/33	- 8 -	246135/70-40262323

(a)

if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Exchange Business Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined; and

(b)

if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Conversion Date in circumstances where the Record Date in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on any such Exchange Business Day the price as determined as provided above is based on a price ex-Dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other cash entitlement as at the date of announcement of such Dividend or entitlement per Share (excluding, in the case of a dividend in cash, any associated tax credit and less the tax, if any, falling to be deducted on payment thereof to a resident of the United States).

(b)	Construction of certain references: In these Conditions, unless otherwise specified or unless the context otherwise requires:
(i)

a reference to a “business day” in any place shall be construed as a reference to a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place;

(ii)	references to Notes being “outstanding” shall be construed in accordance with the Trust Deed;
(iii)

references to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be construed so as to include an issue or offer or grant to all or substantially all Shareholders other than Shareholders to whom, by reason of the laws of any jurisdiction or requirements of any recognised regulatory body or any stock exchange in any jurisdiction or in connection with fractional entitlements, it is determined not to make such issue or offer or grant;

(iv)

“equity share capital” means, in relation to a company, its issued share capital excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution;

(v)	references to the “issue” of Shares shall include the transfer and/or delivery of Shares by the Issuer or any of its Subsidiaries, whether newly issued and allotted or previously existing;
(vi)	Shares held by the Issuer or any of its Subsidiaries shall not be considered as or treated as “in issue”; and
(vii)	headings and sub-headings are for ease of reference only and shall not affect the construction of these Conditions.

The Debt Security

3.	Form, Denomination and Title

The Notes are in registered form in the denomination of U.S.$ 100,000.

4.	Status

The Notes constitute direct, general and unconditional obligations of the Issuer which will at all times rank pari passu among themselves and pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

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5.	Register, Title and Transfers
(a)

Register: The Registrar will maintain a register (the “Register “) in respect of the Notes in accordance with the provisions of the Agency Agreement. In these Conditions, the “Holder “ of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder “ shall be construed accordingly. A certificate (each, a “Note Certificate “) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(b)

Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder. No person shall have any right to enforce any term or condition of the Notes or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

(c)

Transfers: Subject to paragraphs (f) (Closed periods) and (g) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor.

(d)

Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day “ means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(e)

No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.
(g)

Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

6.	Undertakings
(a)

Negative Pledge: So long as any Note remains outstanding, the Issuer shall not, and the Issuer shall procure that none of its Material Subsidiaries will, create or permit to subsist any Security Interest upon the whole or any part of their respective present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of Relevant

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Indebtedness without (a) at the same time or prior thereto securing the Notes equally and rateably therewith to the satisfaction of the Trustee or (b) providing such other security for the Notes as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Noteholders or as may be approved by an Extraordinary Resolution of Noteholders.

(b)

Change of business: The Issuer shall not (whether by means of disposals of all or part of its assets or operations or otherwise) make a substantial change to the general nature of the business of the Issuer from that of hydrocarbons exploration and production, being the business carried on by the Issuer at the Issue Date.

(c)

Disposal of assets: Without prejudice to Condition 6(b), the Issuer shall not, and shall procure that none of its Subsidiaries will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of more than 20 per cent. of (i) its rights in the Dolinnoe Field as at the Issue Date or (ii) any ownership interest that it has in any company holding rights in the Dolinnoe Field as at the Issue Date.

(d)

Financial ratio: The Issuer shall ensure that the Group maintains a Net Debt to Equity ratio of no more than 3:5 provided that the Issuer shall not be required to comply with such ratio for up to a maximum of two consecutive financial quarters if the Trustee has confirmed, upon application by the Issuer accompanied by sufficient evidence, that the Issuer has certified to the reasonable satisfaction of the Trustee (upon which certification the Trustee shall be entitled to rely without need of any further enquiry) that its failure to comply with such ratio is principally attributable to an increase in the Issuer’s Indebtedness for the purpose of funding a corporate acquisition.

(e)

Financial statements: The Issuer has covenanted in the Trust Deed to produce and send to the Trustee and to the Principal Paying and Conversion Agent as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies of the Issuer’s annual report on Form 10-K filed by the Issuer pursuant to the Exchange Act and of each of the Issuer’s quarterly reports on Form 10-Q filed by the Issuer pursuant to the Exchange Act, or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or Holders of debentures or creditors (or any class of them) of the Issuer in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders at the Specified Offices of the Agents as soon as practicable thereafter.

(f)

Exchange Offer: The Issuer shall commence, within 30 days from the Issue Date, an offer (the “Exchange Offer”) to the Noteholders to exchange any or all of the Notes for a like aggregate principal amount of debt securities of the Issuer (the “Exchange Notes”) that are substantially similar in all material respects to the Notes except that the Exchange Notes will be governed by, and entitled to the benefits of, a New York law-governed trust indenture (the “Exchange Indenture”) that is substantially similar in all material respects to the Trust Deed except that it:

(i)

will contemplate the issue of one or more global note(s), in the form attached to the Exchange Indenture (the “Global Note(s)”), that will become eligible to be deposited with a custodian for The Depository Trust Company and/or a common depositary for Clearstream and Euroclear, Luxembourg upon the Shelf Registration Statement Effective Date; and

(ii)	will incorporate such other changes as are necessary to comply with the U.S. Trust Indenture Act of 1939, as amended (the “TIA”);and
(iii)	is eligible for qualification under the TIA.

On completion of the Exchange Offer, the Issuer shall procure the delivery of a legal opinion to the trustee of the Exchange Indenture from the Issuer’s United States legal counsel, that the Exchange Notes and the Exchange Indenture are legal, valid, binding and enforceable obligations of the Issuer and that the Global Notes will be, on due execution, authentication and delivery, legal, valid, binding

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and enforceable obligations of the Issuer. On the Shelf Registration Statement Effective Date, the Issuer shall procure the delivery of the duly executed Global Note(s) to a custodian for The Depository Trust Company and/or a common depositary for Euroclear and Clearstream, Luxembourg, as applicable, and shall otherwise comply with its obligations under the Registration Rights Agreement.

The Exchange Offer shall comply with all applicable tender offer rules and regulations under the U.S. Securities Exchange Act of 1934, as amended, and other applicable laws.

7.	Interest
(a)	Interest commencement and rate: The Notes bear interest from the Issue Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 9 (Payments).
(b)

Cessation of interest accrual: Each Note will cease to bear interest from the due date for redemption, subject as provided in Condition 7(c) (Interest - Principal Amount not paid on due date), Condition 15(d) (Rights Arising on Conversion - Interest) and Condition 15(e) (Rights Arising on Conversion - Interest upon conversion due to early redemption).

(c)

Principal Amount not paid on due date: If, upon due presentation of any Note on the due date for redemption, payment of principal is improperly withheld or refused, such Note will continue to bear interest at the Rate of Interest (both before and after judgment) until the Relevant Date.

(d)

Interest amount: The amount of interest payable on each Interest Payment Date shall be U.S.$ 5,000 in respect of each Note of U.S.$ 100,000 denomination. If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the principal amount of such Note, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), where “Day Count Fraction “ means, in respect of any period, the number of days in the relevant period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months).

8.	Redemption and Purchase
(a)

Scheduled redemption: Unless previously redeemed, converted, or purchased and cancelled, the Notes will be redeemed at a price equal to 107.2 per cent. of its principal amount on the Maturity Date, subject as provided in Condition 9 (Payments).

(b)	Redemption at the option of Noteholders: The Issuer shall, at the option of the holder of any Note, redeem such Note:
(i)

in the event that the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, on any day following the Filing Deadline Date until, but excluding, the Shelf Registration Statement Filing Date (the “First Put Exercise Period”) at a price equal to 110 per cent. of its principal amount together with interest accrued but unpaid to such date; or

(ii)

in the event that the Shelf Registration Statement Effective Date has not occurred, on any day following the anniversary of the Issue Date (the “Anniversary”) until, but excluding, earlier of the day that is 45 days after the Anniversary or the Shelf Registration Statement Effective Date ( the “Second Put Exercise Period”) at a price equal to 110 per cent. of its principal amount together with interest accrued but unpaid to such date; or

(iii)	on 13 July 2010 (the “Third Put Date” “) at a price equal to 104 per cent. of its principal amount together with interest accrued but unpaid to such date.

In order to exercise the option contained in this Condition 8(b)(i) or Condition 8(b)(ii), the holder of a Note must, during the First Put Exercise Period or the Second Put Exercise Period, as applicable,

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deposit with any Paying and Conversion Agent such Note Certificate and a duly completed put option notice (a “Put Option Notice “) in the form obtainable from any Paying and Conversion Agent.

In order to exercise the option contained in this Condition 8(b)(iii) the holder of a Note must, not less than 30 nor more than 60 days before the relevant Put Settlement Date, deposit with any Paying and Conversion Agent such Note Certificate and a duly completed Put Option Notice.

The Paying and Conversion Agent with which a Note is so deposited shall deliver a duly completed receipt for such Note (a “Put Option Receipt “) to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 8(b), may be withdrawn; provided, however, that if, prior to the relevant Put Settlement Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Put Settlement Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying and Conversion Agent in accordance with this Condition 8(b), the depositor of such Note and not such Paying and Conversion Agent shall be deemed to be the holder of such Note for all purposes. Should a holder of any Note redeem such Note in accordance with this Condition 8(b), the Issuer shall give notice to Noteholders in accordance with Condition 45 (Notices).

The Issuer shall give notice to the Noteholders as soon as practicable following such event of the Shelf Registration Statement Filing Date and the Shelf Registration Statement Effective Date, in accordance with Condition 45 (Notices) and, in the absence of such notice, the Shelf Registration Statement Filing Date and the Shelf Registration Statement Effective Date shall be deemed not to have occurred for the purposes of this Condition 8(b).

(c)

Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 45 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their principal amount, together with accrued but unpaid interest to the date fixed for redemption, if:

(i)

the Issuer has or will become obliged to pay additional amounts in excess of any payable on the Issue Date (the “Excess Additional Amounts”) as provided or referred to in Condition 10 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United States or the Republic of Kazakhstan or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after 13 July 2007; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee:

(A)

a certificate signed by two directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and

(B)	an opinion, in form and substance satisfactory to the Trustee, of independent legal advisers of internationally recognised standing to the effect that the Issuer has or

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will become obliged to pay such additional amounts as a result of such change or amendment.

The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstances set out in (i) and (ii) above without need of further enquiry and such certification and opinion (in form and substance satisfactory to the Trustee) shall be conclusive and binding on the Noteholders.

Upon the expiry of any such notice as is referred to in this Condition 8(c), the Issuer shall be bound to redeem the Notes in accordance with this Condition 8(c).

Notwithstanding the above, a Noteholder may elect not to accept such redemption in accordance with this Condition 8(c) by giving notice to the Specified Office of any Paying and Conversion Agent within 20 days from publication of the relevant notice by the Issuer. Such Noteholder will continue to receive payments on the Notes but will not be entitled to any Excess Additional Amounts.

(d)

Redemption at the option of the Issuer: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at 104 per cent. of their principal amount together with accrued but unpaid interest to the date fixed for redemption:

(i)

at any time on or after 13 July 2010, provided that the Closing Market Price of the Shares on each of not less than 20 Exchange Business Days in any period of 30 consecutive Exchange Business Days ending not earlier than the seventh day prior to the date on which the relevant notice of redemption is given by the Issuer to the Noteholders shall have exceeded 130 per cent. of the Conversion Price in effect on such Exchange Business Day; or

(ii)

at any time if prior to the date on which the relevant notice of redemption is given by the Issuer less than 10 per cent. in principal amount of the Notes originally issued (including any further notes consolidated and forming a single series with the Notes at such date) remain outstanding.

In order to exercise such option the Issuer shall give not less than 30 nor more than 60 days’ notice to the Trustee and the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes on the date for redemption specified in such notice). Such notice shall specify (i) the date when the relevant redemption will take place and (ii) the last day on which Conversion Rights may be exercised by a Noteholder. Should the Issuer redeem the Notes in accordance with this Condition 8(d), the Issuer shall give notice to Noteholders in accordance with Condition 45 (Notices).

(e)

Redemption at the option of Noteholders following a Change of Control: The Issuer shall, at the option of the holder of any Note, redeem such Note on the Change of Control Put Date at a price equal to its Applicable Rate together with accrued but unpaid interest to such date. In order to exercise the option contained in this Condition 8(e), the holder of a Note must, during the Put Option Period, deposit with any Paying and Conversion Agent such Note Certificate and a duly completed put option notice (a “Put Option Notice “) in the form obtainable from any Paying and Conversion Agent. The Paying and Conversion Agent with which a Note is so deposited shall deliver a duly completed receipt for such Note (a “Put Option Receipt “) to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 8(e), may be withdrawn; provided, however, that if, prior to the Change of Control Put Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the Change of Control Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying and Conversion Agent in accordance with this Condition 8(e), the depositor of such Note and not such Paying and Conversion Agent shall be deemed to be the holder of such Note for all purposes.

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In this Condition 8(e):

“Change of Control Put Date “ means the date which is the fourteenth day after the last day of the Put Option Period; and

“Put Option Period “ means the period of 60 days starting on the day after the date on which the Issuer gives a Change of Control Event Notice in accordance with Condition 16(d) (Change of Control - Adjustment to the Conversion Price).

(f)

No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in Condition 8(a) (Redemption and Purchase - Scheduled redemption), Condition 8(b) (Redemption and Purchase - Redemption at the option of Noteholders) Condition 8(c) (Redemption for tax reasons), Condition 8(d) (Redemption and Purchase - Redemption at the option of the Issuer) and Condition 8(e) (Redemption at the option of Noteholders following a Change of Control).

(g)

Purchase: Neither the Issuer nor any of its Subsidiaries may purchase any Notes in the period of 15 days before any date fixed for redemption of the Notes. Subject thereto, the Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price.

(h)	Cancellation: All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries, and all Notes which are converted, shall be cancelled and may not be reissued or resold.
9.	Payments
(a)

Principal: Save as provided in Condition 9(c) (Payments - Payments in New York City), payments of principal shall be made upon application by a Noteholder to the Specified Office of the Paying and Conversion Agent no later than the fifteenth day before the due date for such payment and (provided that payment is made in full) surrender (or in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying and Conversion Agent outside the United States by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City.

(b)

Interest: Save as provided in Condition 9(c) (Payments - Payments in New York City), payments of interest shall be made only upon application by a Noteholder to the Specified Office of the Paying and Conversion Agent no later than the fifteenth day before the due date for such payment and (in the case of interest payable on redemption) surrender (or in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying and Conversion Agent outside the United States in the manner described in Condition 9(a) (Payments - Principal).

(c)

Payments in New York City: Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in U.S. dollars when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.

(d)

Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(e)

Payments on business days: If the due date for payment of any amount in respect of any Note is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(f)

Partial payments: If a Paying and Conversion Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted in the Register and, in the

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case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and date of such payment is endorsed on the relevant Note Certificate presented to it for payment, such Paying and Conversion Agent will endorse thereon a statement indicating the amount and date of such payment.

(g)

Interest Record Date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the fifteenth day before the due date for such payment (the “Record Date “). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Interest Record Date.

10.	Taxation
(a)

Taxation: All payments of principal and interest in respect of the Notes by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States or the Republic of Kazakhstan or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event the Issuer shall pay such additional amounts as will result in receipt by the Noteholders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note:

(i)

held by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying and Conversion Agent in a member state of the European Union; or

(ii)

held by a Noteholder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of its having some connection with the United States or the Republic of Kazakhstan other than the mere holding of the Note; or

(iii)

where (in the case of a payment of principal or interest on redemption) the relevant Note Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Noteholder would have been entitled to such additional amounts if it had surrendered the relevant Note Certificate on the last day of such period of 30 days; or

(iv)

where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to confirm to, such Directive.

In these Conditions, “Relevant Date” means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received by the Principal Paying and Conversion Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 10 or any undertaking given in addition to or in substitution of this Condition 10 pursuant to the Trust Deed.

If the Issuer becomes subject at any time to any taxing jurisdiction other than the United States or the Republic of Kazakhstan references in these Conditions to the United States or (as the case may be)

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the Republic of Kazakhstan shall be construed as references to the United States or (as the case may be) the Republic of Kazakhstan and/or such other jurisdiction.

11.	Events of Default

If any of the following events occurs, then the Trustee at its discretion may and, if so requested in writing by holders of at least one quarter of the aggregate principal amount of the outstanding Notes or if so directed by an Extraordinary Resolution, shall, provided that it has been indemnified and/or secured to its satisfaction, give written notice to the Issuer declaring the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued but unpaid interest without further action or formality:

(a)

Non-payment: the Issuer fails to pay any principal amount due in respect of the Notes within 3 business days of the due date for payment thereof or fails to pay any amount of interest due in respect of the Notes within 7 business days of the due date for payment thereof; or

(b)

Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Trust Deed and such default (i) is, in the opinion of the Trustee, incapable of remedy or (ii) being a default which is, in the opinion of the Trustee, capable of remedy, remains unremedied for 30 days after the Trustee has given written notice thereof to the Issuer; or

(c)	Cross-default of Issuer or Material Subsidiary:
(i)	any Indebtedness of the Issuer or any of its Material Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;
(ii)

any such Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of the Issuer or (as the case may be) the relevant Material Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

(iii)

the Issuer or any of its Material Subsidiaries fails to pay any amount payable by it under any Guarantee of any Indebtedness when due or (as the case may be) within any originally applicable grace period;

provided that the amount of Indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any Guarantee referred to in sub-paragraph (iii) above in the aggregate exceeds U.S.$ 5,000,000 (or its equivalent in any other currency or currencies as determined by the Trustee);

(d)

Unsatisfied judgment: one or more judgment(s) or order(s) for the payment of any amount is rendered against the Issuer or any of its Material Subsidiaries and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment provided that the amount which is the subject of any such judgment(s) or order(s) in the aggregate exceeds U.S.$ 5,000,000 (or its equivalent in any other currency or currencies as determined by the Trustee); or

(e)

Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries; or

(f)

Insolvency, etc.: (i) the Issuer or any of its Material Subsidiaries is declared insolvent or is declared unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer or any of its Material Subsidiaries or the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries is appointed, (iii) the Issuer or any of its Material Subsidiaries takes any action for a reduction, reorganisation or deferment of any of its obligations or

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makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Indebtedness or any Guarantee of any Indebtedness given by it or (iv) without prejudice to Condition 6(d), the Issuer or any of its Material Subsidiaries ceases or publicly announces its intention to cease to carry on all or any substantial part of its business (otherwise than, in the case of a Material Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, merger, reorganisation or restructuring whilst solvent); or

(g)

Winding up, etc.: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Material Subsidiaries (otherwise than, in the case of a Material Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, merger, reorganisation or restructuring whilst solvent); or

(h)

Analogous event: any event occurs which under the laws of the state of Nevada or the United States has an analogous effect to any of the events referred to in paragraphs (d) (Unsatisfied judgment) to (g) (Winding up, etc.) above; or

(i)

Failure to take action, etc.: any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Notes or the Trust Deed, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the Notes and the Trust Deed admissible in evidence in the courts of the state of Utah and of the United States is not taken, fulfilled or done; or

(j)	Unlawfulness: it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Trust Deed.

The Equity Option

12.	Conversion
(a)	Conversion right: The holder of each Note has the right to convert such Note into fully-paid Shares at any time during the Conversion Period.
(b)

Conversion Period: The “Conversion Period “ in respect of any Note shall be the period beginning on and including the first to occur of (X) the tenth New York business day following the Shelf Registration Statement Effective Date and (Y) 13 July 2008 and ending on and including the earlier to occur of:

(i)	the close of business (in the place where the Conversion Notice in respect of the Note is deposited) on 28 June 2012; and
(ii)

if such Note shall have been called for redemption before the Maturity Date, the close of business (in the place where the Conversion Notice in respect of the Note is deposited) on the day which is 10 days before the date fixed for redemption thereof, provided, however, that:

(A)

if the Issuer shall default in making payment in full in respect of such Note on the date fixed for redemption thereof, the relevant Conversion Period shall continue up to and including the date upon which the full amount of the moneys payable in respect of such Note has been duly received by the Trustee or the Principal Paying and Conversion Agent and notice of such receipt has been given to the Noteholders in accordance with Condition 45 (Notices) or, if earlier, up to and including 28 June 2012; and

(B)	in any such case, if the last day of the Conversion Period would otherwise be a day which is not a business day in the place where the Conversion Notice in respect of

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the Note is deposited, the last day of the Conversion Period shall be the immediately preceding business day in such place.

In any event the Conversion Period shall end on the date of any notice from the Trustee declaring the Notes to be immediately due and payable pursuant to Condition 11 (Events of Default).

Conversion Rights are not exercisable in respect of any Note deposited for redemption under Condition 8(d) (Redemption and purchase - Redemption at the option of the Issuer).

(c)

Conversion ratio: The number of Shares to be issued upon exercise of the Conversion Right attaching to any Note shall be determined by dividing the principal amount of the Note by the Conversion Price in effect on the Conversion Date.

(d)

Conversion Price: The Conversion Price in effect on the Issue Date is U.S.$ 7.2094. The Conversion Price in effect on any subsequent date shall be the Conversion Price in effect on the Issue Date subject to any subsequent adjustment in accordance with these Conditions and the expression “Conversion Price “ shall be construed accordingly. Notwithstanding any provision of the Conditions which permits or requires an adjustment of the Conversion Price, no adjustment of the Conversion Price shall be made that would reduce the adjusted Conversion price to a price that is less than the Minimum Conversion Price. Any such adjustment will result in the Conversion Price being set at the Minimum Conversion Price.

(e)

No Shares set aside: Conversion Rights are not exercisable in respect of any specific Shares and no Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy the obligations of the Issuer in respect of the Conversion Rights.

(f)

Fractions of a Share: Fractions of a Share will not be issued on conversion. However, if more than one Note is to be converted at any one time by the same Noteholder such that the Shares to be issued upon conversion thereof are to be registered in the same name, the number of Shares which shall be issued upon conversion thereof shall be calculated on the basis of the aggregate principal amount of the Notes so to be converted. If a fraction of a Share would otherwise fall to be issued upon conversion, the Issuer shall make or procure that there is made, on or before the seventh London business day after the relevant Conversion Date, a cash payment equal to such fraction of the Current Market Price per Share as at the relevant Conversion Date by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City in accordance with instructions given in the relevant Conversion Notice.

13.	Procedure for Conversion
(a)	Deposit of Note: To exercise the Conversion Right attaching to any Note, the Noteholder must:
(i)

complete, execute and deposit at the Noteholder’s own expense during normal business hours on any business day during the Conversion Period at the Specified Office of any Paying and Conversion Agent a Conversion Notice (in duplicate);

(ii)	at the same time deposit the relevant Note at the Specified Office of the same Paying and Conversion Agent; and
(iii)	pay to the Issuer (or to such person as the Issuer may direct) any applicable Conversion Expenses.

A Conversion Notice once deposited shall not be withdrawn without the consent in writing of the Issuer.

(b)

Conversion Expenses: The Issuer will pay all stamp, issue, registration or other similar taxes and duties (if any) arising in the United States on the issue of Shares on conversion of the Notes, their transfer and delivery to or to the order of the converting Noteholder (subject as provided in Condition

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14 (Settlement)), any expenses of obtaining a listing for such Shares on the American Stock Exchange and all charges of the Paying and Conversion Agents in connection therewith as provided in the Agency Agreement. Subject thereto, as conditions precedent to conversion, the Noteholder must pay to the Issuer (or to such person as the Issuer may direct) all stamp, issue, registration or other similar taxes and duties (if any) (“Conversion Expenses “) arising on conversion which may be payable:

(i)	in the country in which the Specified Office of the relevant Paying and Conversion Agent is located (if not the United States); and
(ii)	in any other jurisdiction,

as a result of the issue, transfer or delivery of Shares or any other property or cash upon conversion to or to the order of the converting Noteholder.

(c)

U.S. certification: Upon exercising the Conversion Right attaching to any Note, the Noteholder shall be required to represent and agree in the Conversion Notice that at the time of execution and deposit of such Conversion Notice neither it nor any person who has the beneficial interest in that Note is in the United States or a U.S. person (within the meaning of Regulation S) and it, or such person, if applicable, purchased or acquired such Note, or the beneficial interest therein, in a transaction made in accordance with (i) Rule 903 or (ii) Rule 904 and 905 of Regulation S. No Shares will be issued to a Noteholder unless the Noteholder satisfies the foregoing conditions.

(d)

Conversion Date: The conversion date in respect of a Note (the “Conversion Date “) shall be the New York business day following the satisfaction of the conditions specified in Condition 13(a) (Procedure for Conversion - Deposit of Note).

(e)

Specified account: Upon exercise of Conversion Rights, a Noteholder shall in the relevant Conversion Notice, specify a U.S. dollar account with a bank in New York City to which any cash amount payable on or in respect of the exercise of Conversion Rights by that Noteholder shall be credited and the Issuer shall pay such sum to the relevant Noteholder in accordance with any such directions.

14.	Settlement

Shares to be issued on conversion of the Notes will be issued in certificated form and a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant Noteholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date.

15.	Rights Arising on Conversion
(a)

Rights in respect of Shares issued upon conversion: Shares issued upon exercise of Conversion Rights will be issued fully paid, free from any liens, charges, encumbrances, pre-emptive rights or other third-party rights and, subject as provided in Conditions 15(b) (Rights Arising on Conversion - Dividends and other distributions) and (c) (Rights Arising on Conversion - Voting rights):

(i)	such Shares will rank pari passu in all respects with all other Shares in issue on the Conversion Date; and
(ii)	the holders of such Shares will be treated by the Issuer as Shareholders for all purposes with effect from and including the Conversion Date.
(b)

Dividends and other distributions: Shares issued upon exercise of Conversion Rights will rank pari passu in respect of Dividends and other distributions declared, paid or made, or rights granted, with all other Shares in issue on the Conversion Date except that such Shares will not rank for any Dividend or other distribution declared, paid or made on, or rights granted in respect of, the Shares for which the Record Date precedes the Conversion Date.

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(c)

Voting rights: Shares issued upon exercise of Conversion Rights will rank pari passu in respect of voting rights with all other Shares in issue on the Conversion Date except that they will not rank for any voting rights where the entitlement to voting rights accrues to Shareholders by reference to a Record Date which precedes the Conversion Date.

(d)	Interest: Save as provided in Condition 15(e) (Rights Arising on Conversion - Interest upon conversion due to early redemption), upon conversion of any Note:
(i)	if the Conversion Date falls on an Interest Payment Date, the Noteholder shall not be entitled to receive the payment of interest otherwise due on such Interest Payment Date; and
(ii)

in any other case, the Noteholder shall cease to be entitled to any interest accrued on the relevant Note since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Issue Date), and, in either case, no payment or adjustment shall be made on conversion for any such interest accrued since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Issue Date).

(e)	Interest upon conversion due to early redemption: If:
(i)

any notice requiring the redemption of any Notes is given pursuant to Condition 8(d) (Redemption and Purchase - Redemption at the option of the Issuer) on or after (or within 14 days before) the Record Date (the “Relevant Record Date “) in respect of any dividend payable in respect of the Shares;

(ii)	such notice specifies a date for redemption falling on or before (or within 14 days after) the Interest Payment Date next following the Relevant Record Date; and
(iii)

the Conversion Date in respect of any Note the subject of any such notice (a “Relevant Note “) falls after the Relevant Record Date and on or before the Interest Payment Date next following the Relevant Record Date, then interest shall accrue on each Relevant Note from and including the preceding Interest Payment Date (or, if the relevant Conversion Date falls on or before the first Interest Payment Date, from and including the Issue Date) to but excluding the Relevant Record Date. Any such interest shall be paid not later than 14 days after the relevant Conversion Date by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Noteholder.

Adjustments to the Conversion Price

16.	Change of Control
(a)

Offer: If an Offer is made in respect of the Shares, the Issuer shall give notice of such Offer to the Noteholders, with a copy to the Trustee, at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) indicating that details concerning such Offer may be obtained from the Specified Offices of the Paying and Conversion Agents.

(b)

Extension of Offer to Noteholders: Where an Offer in respect of the Shares has been recommended by the board of directors of the Issuer, or where such an Offer has become or been declared unconditional in all respects, the Issuer shall use its reasonable endeavours to procure that the Offer is extended to the holders of any Shares issued during the period in which such Offer is open for acceptance (as determined in accordance with any relevant laws, rules, regulations and voluntary codes applicable to such Offer) as a result of the exercise of Conversion Rights.

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(c)

Change Of Control Event: In these Conditions, a “Change of Control Event “ occurs if an Offer in respect of the Shares, for which the consideration is or can be received wholly or substantially in cash, has become or been declared unconditional in all respects and the Issuer becomes aware that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Shareholders has or will become unconditionally vested in the offeror and/or any associates(s) of the offeror, or an event occurs which has a like or similar effect.

(d)

Adjustment to the Conversion Price: If and whenever a Change of Control Event shall occur the Issuer shall forthwith give notice to the Noteholders (a “Change of Control Event Notice “), with a copy to the Trustee, of such event and, in relation to each Note for which the Conversion Date occurs after the date of such Change of Control Event Notice but on or prior to the 60th day following the date of such Change of Control Event Notice, the Conversion Price shall be the product of (1) the Conversion Price that would otherwise apply on such Conversion Date in the absence of a Change of Control Event and (2) the percentage determined in accordance with the following table:

Conversion Date	Percentage (%)
On or before 13 July 2008 but after the Shelf Registration Statement Effective Date	81.6
Thereafter, but on or before 13 July 2009	86.2
Thereafter, but on or before 13 July 2010	90.9
Thereafter, but on or before 13 July 2011	95.5
Thereafter, and until the Maturity Date	100.0

provided, however, that if, as a result of the application of the foregoing provisions of this Condition 16(d), the Conversion Price would be adjusted to a price, then the Conversion Price shall be the Minimum Conversion Price.

(e)	Change of Control Event Notice: Any Change of Control Event Notice shall inform Noteholders of their entitlement to exercise the Conversion Right in accordance with these Conditions and shall specify:
(i)	all information material to Noteholders concerning the Change of Control Event;
(ii)	the Conversion Price in relation to each Note for which the Conversion Date occurs on the date of such notice to the Noteholders; and
(iii)	the Conversion Price in relation to each Note during the period ending on or prior to the 60th day following the date of such notice to the Noteholders; and
(iv)	the amount of the Change of Control Event Premium pursuant to Condition 38 (Change of Control Event Premium).
17.	Dividends
(a)	Adjustment Event: If and whenever the Issuer shall distribute any Dividend to the Shareholders, the Conversion Price shall be subject to adjustment in accordance with this Condition 17.
(b)	Effective Date: For the purposes of this Condition 17, the “Effective Date “ means the date on which the relevant Dividend is actually distributed.
(c)

Adjustment to the Conversion Price: If and whenever the Issuer shall distribute any Dividend to the Shareholders, in relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

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where:

A	is the Current Market Price of one Share (expressed in U.S. dollars) on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such Dividend; and
B	is the Fair Market Value on the date of such announcement of the portion of the Dividend attributable to one Share.
(d)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 17 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

18.	Bonus Issues
(a)	Adjustment event: If and whenever the Issuer shall make any Bonus Issue, the Conversion Price shall be subject to adjustment in accordance with this Condition 18.
(b)	Effective Date: For the purposes of this Condition 18, the “Effective Date “ means the date of issue of the relevant Shares.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A	=	the number of Shares in issue immediately before the issue of such Shares; and
B	=	the number of Shares in issue immediately after the issue of such Shares.
(d)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 18 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

19.	Consolidation or Subdivision
(a)	Adjustment event: If and whenever there shall be any consolidation or subdivision of the Shares, the Conversion Price shall be subject to adjustment in accordance with this Condition 19.
(b)	Effective Date: For the purposes of this Condition 19, the “Effective Date “ means the date on which such subdivision or consolidation becomes effective.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

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where:

A	=	the number of Shares in issue immediately before such alteration; and
B	=	the number of Shares in issue immediately after such alteration.
(d)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 19 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

20.	Shares, Rights and Share-Related Securities Issued to Shareholders
(a)

Adjustment event: If and whenever the Issuer shall issue, grant or offer Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities to all or substantially all of the Shareholders as a class by way of rights as a result of which, in each case, Shareholders have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue, grant or offer, the Conversion Price shall be subject to adjustment in accordance with this Condition 20.

(b)	Effective Date: For the purposes of this Condition 20, the “Effective Date “ means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the American Stock Exchange.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A	=	the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;
B	=	the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and
C	=	(1) in the case of an issue, grant or offer of Shares, the number of Shares comprised in the issue, grant or offer; or

(2) in the case of an issue, grant or offer of Share-Related Securities or Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities or Rights at the initial price or rate.

(d)

Formula: If on the date (the “Specified Date “) of issue, grant or offer of the relevant Share-Related Securities, Rights in respect of Shares or Rights in respect of Share Related Securities to all or substantially all of the Shareholders as a class by way of rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share Related Securities or Rights is to be determined

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by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 20, “C “ shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 20 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

21.	Issue of Other Securities to Shareholders
(a)

Adjustment event: If and whenever the Issuer shall issue any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) to all or substantially all of the Shareholders as a class by way of rights or the Issuer shall issue or grant any Rights in respect of any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) or assets to all or substantially all of the Shareholders as a class, the Conversion Price shall be subject to adjustment in accordance with this Condition 21.

(b)	Effective Date: For the purposes of this Condition 21, “Effective Date “ means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the American Stock Exchange.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A	=	the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such issue or grant; and
B	=	the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.
(d)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 21 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

22.	Issues of Shares at Below Current Market Price
(a)

Adjustment event: If and whenever the Issuer shall issue, wholly for cash, any Shares or the Issuer shall issue or grant, wholly for cash or for no consideration, Rights in respect of Shares or Rights in respect of Share-Related Securities as a result of which, in each case, persons to whom the Shares or Rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue or grant, the Conversion Price shall be subject to adjustment in accordance with this Condition 22. However, if any such issue or grant also falls within the terms of Condition 22 (Shares, Rights and Share-Related Securities Issued to Shareholders) or constitutes an issue of Shares consequent upon the exercise of Conversion Rights or

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on the exercise of any other rights of conversion into, or exchange or subscription for, Shares, the Conversion Price shall not be subject to adjustment in accordance with this Condition 22.

(b)	Effective Date: For the purposes of this Condition 22, the “Effective Date “ means the date of issue of such Shares or, as the case may be, the issue or grant of such Rights.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A	=	the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;
B	=	the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and
C	=	(1) in the case of an issue of Shares, the number of Shares issued; or

(2) in the case of an issue or grant of Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities at the initial price or rate, provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Condition 22 shall be the Minimum Conversion Price.

(d)

Formula: If on the date (the “Specified Date “) of issue or grant of the relevant Rights in respect of Shares or Rights in respect of Share-Related Securities the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 22, “C “ shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 22 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

23.	Share-Related Securities Issued Other than to Shareholders
(a)

Adjustment event: If and whenever the Issuer or (pursuant to arrangements with the Issuer) any other person or entity shall issue, wholly for cash or for no consideration, any Share-Related Securities or shall grant to any existing securities so issued such rights as to make such securities Share-Related Securities as a result of which, in each case, persons to whom the Share-Related Securities or such rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of issue of such Share-Related Securities or the

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terms of such grant, the Conversion Price shall be subject to adjustment in accordance with this Condition 23. However, if any such issue or grant also falls within the terms of Condition 20 (Shares, Rights and Share-Related Securities Issued to Shareholders), Condition 21 (Issue of Other Securities to Shareholders) or Condition 22 (Issues of Shares at Below Current Market Price), the Conversion Price shall not be subject to adjustment in accordance with this Condition 23.

(b)	Effective Date: For the purposes of this Condition 23 the “Effective Date “ means the date of issue of the Share-Related Securities or the grant of the relevant rights.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A	=	the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;
B	=	the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and
C	=

the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate.

provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Condition 23 shall be the Minimum Conversion Price.

(d)

Formula: If on the date (the “Specified Date “) of issue of the relevant Share-Related Securities or date of grant of such rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 23, “C “ shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 23 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

24.	Amendment of Terms of Rights or Share-Related Securities
(a)

Adjustment event: If and whenever the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of any Rights or Share-Related Securities are amended (other than in accordance with their terms of issue (including terms as to adjustment of such rights)) so that following such amendment the Consideration per Share is (1) reduced and (2) less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the proposals for such amendment, the Conversion Price shall be subject to adjustment in accordance with this Condition 24.

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(b)	Effective Date: For the purposes of this Condition 24, “Effective Date “ means the date of amendment of such rights.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A	=	is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;
B	=	is the number of Shares which the Aggregate Consideration (calculated taking account of the amended rights) would purchase at such Current Market Price; and
C	=

the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities at the amended subscription, purchase or acquisition price or rate (but giving credit in such manner as shall be Determined by an Expert to be appropriate for any previous adjustment under Condition 20 (Shares, Rights and Share-Related Securities Issued to Shareholders), Condition 23 (Share-Related Securities Issued Other than to Shareholders) or this Condition 24).

provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Condition 24 shall be the Minimum Conversion Price.

(d)

Formula: If on the date (the “Specified Date “) of such amendment the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 24, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 24 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

25.	Other Arrangements to Acquire Securities
(a)

Adjustment event: If and whenever the Issuer or (pursuant to arrangements with the Issuer) any other person or entity shall offer any securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them, the Conversion Price shall be subject to adjustment in accordance with this Condition 25. However, if any such offer also causes the Conversion Price to be adjusted within the terms of Condition 20 (Shares, Rights and Share-Related Securities Issued to Shareholders) or Condition 21 (Issue of Other Securities to Shareholders) the Conversion Price shall not be subject to adjustment in accordance with this Condition 25.

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(b)	Effective Date: For the purposes of this Condition 25, the “Effective Date “ means the first date on which the Shares are traded ex-rights on the American Stock Exchange.
(c)

Adjustment to the Conversion Price: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A	=	the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of such offer; and
B	=	the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Share.
(d)

Effect of adjustment: The Conversion Price as adjusted pursuant to this Condition 25 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

26.	Other Events; Contemporaneous Events
(a)	Adjustment event: If the Issuer (after consultation with the Trustee) or the Trustee (after consultation with the Issuer) determines that:
(i)

an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in Condition 17 (Dividends) to Condition 25 (Other Arrangements to Acquire Securities) (even if the relevant event or circumstance is specifically excluded from the operation of Condition 17 (Dividends) to Condition 25 (Other Arrangements to Acquire Securities)); or

(ii)

more than one event which gives rise or may give rise to an adjustment to the Conversion Price has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to give the intended result; or

(iii)

one event which gives rise or may give rise to more than one adjustment to the Conversion Price has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to give the intended result, the Issuer shall, at its own expense, use all reasonable endeavours to procure that such adjustment (if any) to the Conversion Price as is fair and reasonable to take account thereof and the date on which such adjustment should take effect shall be Determined by an Expert.

(b)

Effective Date: Upon such determination, the Issuer and the Trustee shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided, however, that an adjustment shall only be made pursuant to this Condition 26 if the relevant Expert is requested to make such a determination not more than 60 days after the date on which the relevant event occurs or circumstances exist.

(c)

Certificate of Expert: If any doubt shall arise as to any appropriate adjustment to the Conversion Price, the Issuer shall use all reasonable endeavours to procure that the appropriate adjustment shall be Determined by an Expert and a certificate from the relevant Expert as to the appropriate

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adjustment to the Conversion Price shall, in the absence of manifest error, be conclusive and binding on all concerned.

27.	Minor Adjustments and No Adjustments
(a)

Rounding and adjustments of less than one per cent: On any adjustment of the Conversion Price, the resultant Conversion Price, if not an integral multiple of one cent, shall be rounded down to the nearest whole cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

(b)

Employee share schemes: No adjustment shall be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of employees or former employees (including directors holding or formerly holding executive office) pursuant to any employees’ share scheme or plan or consultants of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any other share scheme or plan (including a dividend reinvestment plan).

(c)	Adjustments not permitted by law: The Conversion Price may not be adjusted so that exercise of the Conversion Right would require Shares to be issued in circumstances not permitted by applicable law.
28.	Adjustments for Conversion near a Record Date
(a)

Adjustment Event: If and whenever the Conversion Price is to be adjusted pursuant to any of Condition 17 (Dividends) to Condition 25 (Other Arrangements to Acquire Securities) and the Conversion Date in relation to any Note is either:

(i)	after the Record Date for any such issue, distribution, grant or offer as is mentioned in the relevant Condition but before the relevant adjustment becomes effective under the relevant Condition; or
(ii)

before the Record Date for any such issue, distribution, grant or offer as is mentioned in the relevant Condition but in circumstances where the relevant Noteholder is unable, by the relevant Record Date, to become duly entitled to the Shares for the purpose of receiving the issue, distribution, grant or offer as is mentioned in the relevant Condition, the Conversion Right attaching to the relevant Note shall be subject to adjustment in accordance with this Condition 28.

(b)

Adjustment to the Conversion Right: Upon the relevant adjustment becoming effective under the relevant Condition the Issuer shall procure that there shall be issued to the converting Noteholder or in accordance with the instructions contained in the relevant Conversion Notice (subject to any applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Note, is equal to the number of Shares which would have been required to be issued on conversion of such Note if the relevant adjustment to the Conversion Price had in fact been made and become effective immediately before the relevant Conversion Date.

(c)

Shares in certificated form: A certificate in respect of such additional Shares will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant Noteholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date or the date of issue of the relevant Shares, if adjustment results from the issue of Shares, whichever is the later.

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29.	Aggregate Consideration and Consideration per Share
(a)	Applicability of this Condition: For the purpose of calculating any adjustment to the Conversion Price pursuant to this Condition, in the case of any:
(i)	issue, grant or offer of Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities; or
(ii)	grant to any existing securities issued of such rights as to make such securities Share-Related Securities; or
(iii)	amendment of the terms of any Rights or Share-Related Securities (other than in accordance with their terms of issue),

the “Aggregate Consideration “ and the “Number of Shares “ shall be calculated or determined (if necessary) in accordance with the following provisions of this Condition 29 and the “Consideration per Share “ shall, in each case, be the relevant Aggregate Consideration divided by the relevant Number of Shares.

(b)	Shares for cash: In the case of an issue, grant or offer of Shares for cash:
(i)

the Aggregate Consideration shall be the amount of such cash, provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith; and

(ii)	the Number of Shares shall be the number of Shares so issued, granted or offered.
(c)	Shares not for cash: In the case of the issue, grant or offer of Shares for a consideration in whole or in part other than cash:
(i)

the Aggregate Consideration shall be the amount of such cash (if any) plus the consideration other than cash, which shall be deemed to be the Fair Market Value thereof or, if pursuant to applicable law such determination is to be made by application to a court of competent jurisdiction, the value thereof as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof; and

(ii)	the Number of Shares shall be the number of Shares so issued, granted or offered.
(d)

Issue of Share-Related Securities: In the case of the issue, grant or offer of Share-Related Securities or Rights in respect of Share-Related Securities or the grant to any securities issued of such rights as to make such securities Share-Related Securities:

(i)	the Aggregate Consideration shall be:
(A)	the consideration (if any) received by the Issuer for such Share-Related Securities and (if applicable) Rights or, as the case may be, such grant; plus
(B)

the additional consideration (if any) to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Condition 29; and

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(ii)

the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate.

(e)

Amendment of Share-Related Securities/Rights in respect of Share-Related Securities: In the case of the amendment of the terms of any Share-Related Securities and/or Rights in respect of Share-Related Securities (in either case, other than in accordance with their terms of issue):

(i)	the Aggregate Consideration shall be:
(A)	the consideration (if any) received by the Issuer for such amendment; plus
(B)

the additional consideration (if any) to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Condition 29; and

(ii)

the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

(f)

Rights in respect of Shares: In the case of the issue, grant or offer of Rights in respect of Shares or the amendment of the terms of any Rights in respect of Shares (other than in accordance with their terms of issue):

(i)	the Aggregate Consideration shall be:
(A)	the consideration received by the Issuer for any such Rights or, as the case may be, such amendment; plus
(B)

the additional consideration to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Condition 29; and

(ii)

the Number of Shares shall be the number of Shares to be issued upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

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(g)

Currency translation: If any of the consideration referred to in any of the preceding paragraphs of this Condition 29 is receivable in a currency other than U.S. dollars, such consideration shall be translated into U.S. dollars for the purposes of this Condition 29:

(i)

in any case where there is a fixed rate of exchange between U.S. dollars and the relevant currency for the purposes of the issue, grant or offer of the Shares, Share-Related Securities or Rights, the exercise of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights or the exercise of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities, at such fixed rate of exchange; and

(ii)	in all other cases, at the Screen Rate on the date as of which the said consideration is required to be calculated.
30.	Notice of Adjustment of the Conversion Price

The Issuer shall give notice to the Trustee and to the Noteholders in accordance with Condition 45 (Notices) of any adjustment of the Conversion Price or the Minimum Conversion Price as soon as is practicable following the determination thereof.

Covenants Relating to the Equity Option

31.	Shares Available

For so long as any Conversion Right remains exercisable, the Issuer shall keep available for issue free from pre-emptive or other similar rights out of its authorised but unissued share capital such number of Shares as would enable such Conversion Right to be satisfied in full.

32.	Listing of Shares Issued upon Conversion

The Issuer shall (i) procure, within 30 days after the Issue Date, and at all times thereafter maintain an approval for listing of the Shares to be issued upon exercise of any Conversion Right on the American Stock Exchange in accordance with its rules; (ii) upon issue of the Shares following exercise of any Conversion Right, immediately procure and maintain the listing of the relevant Shares on the American Stock Exchange in accordance with its rules; and (iii) the Issuer shall provide a copy of the approval or confirmation of listing (as applicable) to the Trustee within 5 business days of receipt of the same.

33.	Corporate Reorganisation
(a)	Merger; sale of assets: In the event of any:
(i)

consolidation, amalgamation, statutory arrangement, merger or binding share exchange of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation) (the “Successor Corporation “); or

(ii)	sale or transfer of all or substantially all of the assets of the Issuer,

the Issuer shall immediately notify the Noteholders and the Trustee of such event and use all reasonable endeavours to cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute a trust deed supplemental to the Trust Deed providing that the holder of each Note then outstanding shall have the right (during the Conversion Period) to convert such Note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares into which such Note would have been converted had the relevant Conversion Date fallen immediately prior to such consolidation, amalgamation, merger, sale or transfer.

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(b)

Other adjustments: Such supplemental trust deed shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in these Conditions. The undertaking contained in this Condition 33 is without prejudice to the provisions of Condition 16 (Change of Control) and shall apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

(c)

Notice: Promptly upon execution and delivery of such supplemental trust deed the Issuer shall give notice to the Trustee and to the Noteholders in accordance with Condition 45 (Notices) stating the consideration into which the Notes will be convertible after the execution and delivery of such supplemental trust deed.

34.	Restriction on New Classes of Shares

For so long as any Conversion Right remains exercisable, the Issuer shall not create or permit there to be in issue any class of equity shares carrying any rights which are more favourable than the rights attaching to the Shares with respect to voting, dividends or liquidation, where “equity shares “ means any shares in the capital of the Issuer other than shares which neither as respects dividends nor as respect capital carry any right to participate beyond a specified amount in a distribution, whether in a liquidation or otherwise.

35.	Frustration of Conversion Right

For so long as any Conversion Right remains exercisable, the Issuer shall not take any action which would have the effect, or but for the provisions of Condition 27(c) (Minor Adjustments and No Adjustments - Adjustments not permitted by law) would have the effect, that exercise of the Conversion Right would require Shares to be issued in circumstances not permitted by applicable law.

36.	Capitalisation of Profits or Reserves

For so long as any Conversion Right remains exercisable, the Issuer shall not issue or pay up any securities, in either case, by way of capitalisation of profits or reserves, except:

(a)	where such action gives rise (or would, but for the provisions of Condition 27 (Minor Adjustments and No Adjustments), give rise) to an adjustment to the Conversion Price;
(b)	where such action constitutes a Dividend in Shares which does not give rise to an adjustment to the Conversion Price; or
(c)	by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto.
37.	Reduction of Share Capital

For so long as any Conversion Right remains exercisable, the Issuer shall not reduce its issued share capital except where such reduction:

(a)	gives rise (or would, but for the provisions of Condition 27 (Minor Adjustments and No Adjustments), give rise) to an adjustment to the Conversion Price;
(b)	is pursuant to the terms of the relevant share capital; or
(c)	is by means of a purchase or redemption of share capital.
38.	Change of Control Event Premium
(a)	If and whenever a Change of Control Event shall occur, the Issuer shall give a Change of Control Notice and if a Noteholder shall subsequently exercise its Conversion Right pursuant

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to Condition 13(a) (Procedure for Convention -Deposit of Note) so that the Conversion Date for any Notes held by such Noteholder occurs after the date of such Change of Control Event Notice but on or prior to the 60th day following the date of such Change of Control Event Notice, then the Issuer shall pay to such Noteholder the following U.S. dollar amounts per U.S. dollar of Notes held by the Noteholder that are to be converted on such Conversion Date (the “Change of Control Event Premium”):

Conversion Date	Amount
On or before 13 July 2008 but after the Shelf Registration Statement Effective Date	$0.12239
Thereafter, but on or before 13 July 2009	$0.07246
Thereafter, but on or before 13 July 2010	$0.02250
Thereafter, but on or before 13 July 2011	$0
Thereafter, and until the Maturity Date	$0

(b)

Such cash payment shall be made by the Issuer within five (5) business days of the Conversion Date in respect of such Notes by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City in accordance with the instructions given in the relevant Conversion Notice.

Miscellaneous Provisions

39.	Determined by an Expert

In relation to any matter required by these Conditions or the Trust Deed to be Determined by an Expert, the Issuer shall promptly appoint an Expert with the prior written approval of the Trustee. If when any matter is required by these Conditions or the Trust Deed to be Determined by an Expert, the Issuer shall within a reasonable time fail to appoint an Expert the Trustee shall be entitled (but not obliged) to make such appointment. In either case, any such appointment shall be for the account of the Issuer.

40.	Prescription

Claims for principal shall become void unless the relevant Note Certificates are presented for payment within 10 years (in the case of principal) or within five years (in the case of interest) of the appropriate Relevant Date.

41.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

42.	Trustee and Paying and Conversion Agents
(a)

Role of Trustee: Under the Trust Deed, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer and any entity relating to the Issuer without accounting for any profit. In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequence for individual

UK/1244295/33	- 35 -	246135/70-40262323

holders of Notes as a result of such holders being connected in any way with a particular territory or taxing jurisdiction and no Noteholder shall be entitled to claim from the Issuer or the Trustee, any indemnification or other payment in respect of any consequence (including without limitation, any tax consequences) for individual Noteholders of any such exercise.

(b)

Roles of Agents: In acting under the Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

(c)

Changes to Agents: The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Agent and to appoint a successor principal paying and conversion agent or registrar and additional or successor paying and conversion agents and transfer agents; provided, however, that the Issuer shall at no time maintain a registrar or transfer agent with a Specified Office within the United Kingdom and further provided that the Issuer will at all times maintain a principal paying and conversion agent and it will ensure that it maintains a paying and conversion agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48.EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

Notice of any change in any of the Paying and Conversion Agents or in their Specified Offices shall promptly be given to the Noteholders.

43.	Meetings of Noteholders; Modification and Waiver
(a)

Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes upon at least 30 day’s notice (exclusive of the day on which notice is given and of the day on which the relevant meeting is to be held), in accordance with the Trust Deed. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than two-thirds or, at any adjourned meeting, one-third of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)

Modification and waiver: The Trustee may, without the consent of the Noteholders agree to any modification of these Conditions or the Trust Deed (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders and to any modification of the Notes or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, without the consent of the Noteholders or Couponholders authorise or waive any proposed breach of breach of the Notes or the Trust Deed (other than a proposed breach or

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breach relating to the subject of a Reserved Matter) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter.

44.	Enforcement

The Trustee may at any time, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

(a)	it has been so requested in writing by the holders of at least one quarter of the aggregate principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and
(b)	it has been indemnified or provided with security to its satisfaction.

No Noteholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.

45.	Notices

Notices to the Noteholders shall be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.

46.	Governing Law and Jurisdiction
(a)	Governing law: The Trust Deed and the Notes are governed by, and shall be construed in accordance with, English law.
(b)

Jurisdiction: The Issuer has in the Trust Deed (i) agreed for the benefit of the Trustee and the Noteholders that the courts of England and the Courts of the State of New York located in the City and County of New York or the United States District Court for the Southern District of New York shall have jurisdiction to settle any dispute (a “Dispute “) arising from or connected with the Notes; (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient; and (iii) designated a person in England and New York to accept service of any process on its behalf. The Trust Deed also states that nothing contained in the Trust Deed prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings “) in any other courts with jurisdiction and that, to the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

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The Registrar:

The Bank of New York

101 Barclay Street

New York, NY 10286

United States of America

Fax:	+1 212 298 1904
Attention:	McLean Sarrabo

The Principal Paying and Conversion Agent:

The Bank of New York

One Canada Square

London E14 5AL

United Kingdom

Fax:	+44 207 964 2536
Attention:	Corporate Trust Administration

Transfer Agent

The Bank of New York

101 Barclay Street

New York, NY 10286

United States of America

Fax:	+1 212 298 1904
Attention:	McLean Sarrabo

UK/1244295/33	- 38 -	246135/70-40262323

                                   SCHEDULE 2
                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.      Definitions

        In this Trust Deed and the Conditions, the following expressions have the following meanings:

        "Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Registrar:

        (a)     certifying. that each registered Holder of certain specified
                Notes (each a "Relevant Note") or a duly authorised person on its behalf has instructed the Registrar that the votes
                attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting and in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

        (b)     listing the total principal amount of the Blocked Notes and the
                Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

        (c)     authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

        "Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

        "Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than [three quarters] of the votes cast;

        "Form of Proxy" means, in relation to any Meeting, a document in the
        English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

        "Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

        "Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

        (a)     any such person whose appointment has been revoked and in
                relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

                                       -1-

        (b)     any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

        "Relevant Fraction" means:

        (a)     for all business other than voting on an Extraordinary
                Resolution, one tenth;

        (b)     for voting on any Extraordinary Resolution other than one
                relating to a Reserved Matter, more than half; and

        (c)     for voting on any Extraordinary Resolution relating to a
                Reserved Matter, two-thirds;

        provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

                (i)     for all business other than voting on an Extraordinary
                        Resolution relating to a Reserved Matter, the fraction
                        of the aggregate principal amount of the outstanding
                        Notes represented or held by the Voters actually present
                        at the Meeting; and

                (ii)    for voting on any Extraordinary Resolution relating to a
                        Reserved Matter, one-third;

        "Reserved Matter" means any proposal:

        (a)     to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity;

        (b)     to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 6.3 of this Trust Deed);

        (c)     to change the currency in which amounts due in respect of the
                Notes are payable;

        (d)     to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

        (e)     to amend this definition;

        "Voter" means, in relation to any Meeting, a Proxy or (subject to paragraph 4 (Record Date)) a Noteholder; provided, however, that
        (subject to paragraph 4 (Record Date)) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "Voter" except to the extent that such appointment has

                                      -2-

        been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

        "Written Resolution" means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this
        Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders of the Notes;

        "24 hours" means a period of 24 hours including all or part of a day
        (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the
        Paying and Conversion Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

        "48 hours" means 2 consecutive periods of 24 hours.

2.      Issue of Block Voting Instructions and Forms Of Proxy

        The Holder of a Note may require the Registrar to issue a Block Voting
        Instruction by arranging (to the satisfaction of the Registrar) for such
        Note to be blocked in the Register not later than 48 hours before the time fixed for the relevant Meeting. The Holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the
        Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any Holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block
        Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Note.

3.      Record Date

        The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its
        Specified Office shall be deemed to be the Holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

4.      Convening of Meeting

        The Issuer or the Trustee may convene a Meeting at any time, and the
        Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of
        Noteholders holding not less than [one tenth] of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

                                      -3-

5.      Notice

        At least 30 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held)
        specifying the date, time and place of the Meeting shall be given to the
        Noteholders and the Paying and Conversion Agents and the Registrar (with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee. The notice shall set out the full text of any resolutions to be proposed unless the
        Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Notes may be blocked in the Register for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block
        Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

6.      Chairman

        An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within
        15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

7.      Quorum

        The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a single Note Certificate, a single
        Voter appointed in relation thereto or being the Holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

8.      Adjournment for want of quorum

        If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

        (a)     in the case of a Meeting requested by Noteholders, it shall be dissolved; and

        (b)     in the case of any other Meeting (unless the Issuer and the
                Trustee otherwise agree), it shall be adjourned for such period
                (which shall be not less than 14 days and not more than 42 days)
                and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

        (i)     the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

        (ii)    no Meeting may be adjourned more than once for want of a quorum.

                                      -4-

9.      Adjourned Meeting

        The Chairman may, with the consent of, and shall if directed by, any
        Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

10.     Notice following adjournment

        Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

        (a)     10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed)
                shall be sufficient; and

        (b)     the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

        It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

11.     Participation

        The following may attend and speak at a Meeting:

        (a)     Voters;

        (b)     representatives of the Issuer and the Trustee;

        (c)     the financial advisers of the Issuer and the Trustee;

        (d)     the legal counsel to the Issuer and the Trustee and such
                advisers;

        (e)     the Registrar; and

        (f)     any other person approved by the Meeting or the Trustee.

12.     Show of hands

        Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

13.     Poll

        A demand for a poll shall be valid if it is made by the Chairman, the
        Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be

                                      -5-

        taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

14.     Votes

        Every Voter shall have:

        (a)     on a show of hands, one vote; and

        (b)     on a poll, one vote in respect of each U.S.$100,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

        Unless the terms of any Block Voting Instruction state otherwise, a
        Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

15.     Validity of Votes by Proxies

        Any vote by a Proxy in accordance with the relevant Block Voting
        Instruction or Form of Proxy shall be valid even if such Block Voting
        Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or
        Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a
        Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

16.     Powers

        A Meeting shall have power (exercisable only by Extraordinary
        Resolution), without prejudice to any other powers conferred on it or any other person:

        (a)     to approve any Reserved Matter;

        (b)     to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this
                Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

        (c)     (other than as permitted under Clause 6.3 of this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

        (d)     to waive any breach or authorise any proposed breach by the
                Issuer of its obligations under or in respect of this Trust Deed

                                      -6-

                or the Notes or any act or omission which might otherwise
                constitute an Event of Default under the Notes;

        (e)     to remove any Trustee;

        (f)     to approve the appointment of a new Trustee;

        (g)     to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

        (h)     to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become
                responsible under this Trust Deed or the Notes;

        (i)     to give any other authorisation or approval which under this
                Trust Deed or the Notes is required to be given by Extraordinary
                Resolution; and

        (j)     to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary
                Resolution.

17.     Extraordinary Resolution binds all Holders

        An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the
        Noteholders and the Paying and Conversion Agents and the Registrar (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

18.     Minutes

        Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

19.     Written Resolution

        A Written Resolution shall take effect as if it were an Extraordinary
Resolution.

20.     Further regulations

        Subject to all other provisions contained in this Trust Deed, the
        Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of
        Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

                                      -7-

                                    EXECUTION

BMB MUNAI, INC.

By:

BNY CORPORATE TRUSTEE SERVICES LIMITED

By:

                                      -8-